UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIBERTY STAR URANIUM & METALS CORP.
(Exact Name of Registrant in its Charter)

Nevada	1000	90-0175540
(State or other Jurisdiction of	(Primary Standard Industrial Classification	(IRS Employer Identification No.)
Incorporation)	Code)

5610 E. Sutler Lane, Tucson, Arizona 85712
(520) 731-8786
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee

Common Stock, par value $0.00001 per share, issuable pursuant to the Equity Credit Agreement	200,000,000	$0.0310	$6,200,000	$710.52

(1)

We are registering 200,000,000 shares of our common stock (“Put Shares”) that we will put to Fairhills Capital Offshore Ltd. (“Fairhills” or “Selling Security Holder”) pursuant to an investment agreement (the “Investment Agreement”) between Fairhills and the registrant entered into on January 19, 2012. In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the Investment Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing bid price of the common stock of the registrant as reported on the OTCBB on March 8, 2012.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

200,000,000 SHARES OF
LIBERTY STAR URANIUM & METALS CORP.
COMMON STOCK

This prospectus relates to the resale of up to 200,000,000 shares (the “Shares”) of our common stock, par value $0.00001 per share issuable to Fairhills Capital Offshore Ltd., a Cayman Islands exempted company (“Fairhills”), a selling stockholder pursuant to a “put right” under an investment agreement (the “Investment Agreement”) that we entered into with Fairhills. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to Fairhills over a period of up to thirty-six (36) months. We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of this put right offered by Fairhills. Fairhills will bear all costs associated with this registration, except for accounting fees and expenses.

The selling stockholder may offer all or part of the Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Fairhills is paying all of the registration expenses incurred in connection with the registration of the Shares except for accounting fees and expenses and we will not pay any of the selling commissions, brokerage fees and related expenses.

Our Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the ticker symbol “LBSR.” On March 8, 2012, the closing price of our common stock was $0.0310 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: March __, 2012

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Liberty Star Uranium & Metals Corp. (referred to herein as the “Company,” “Liberty Star,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements before making an investment decision.

Business Overview

We were formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on the Company’s mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current concentrated efforts on uranium exploration. We are considered to be an exploration stage company, as we have not generated any revenues from operations. A more detailed discussion of this technology and its anticipated benefits is provided under the section “Description of Business”.

Our common stock is traded over-the-counter on the OTCBB under the ticker symbol “LBSR.”

On January 19, 2012, we entered into an investment agreement (the “Investment Agreement”) with Fairhills Capital Offshore Ltd., a Cayman Islands exempted company (“Fairhills”). Pursuant to the terms of the Investment Agreement, Fairhills shall commit to purchase up to Ten Million ($10,000,000) Dollars of our common stock over a period of up to thirty-six (36) months.

In connection with the Investment Agreement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Fairhills. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 200,000,000 shares of the common stock underlying the Investment Agreement within 21 days after the closing of the Investment Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the closing of the Investment Agreement and maintain the effectiveness of such registration statement until termination in accordance with the Investment Agreement.

Where You Can Find Us

Our principal executive office location and mailing address is 5610 E Sutler Lane, Tucson, Arizona 85712, and our telephone number is (520) 731-8786

THE OFFERING

Common stock offered by Selling Stockholder	200,000,000 shares of common stock.

Common stock outstanding before the offering	642,631,457 shares of common stock as of the date hereof.

Common stock outstanding after the offering	842,631,457 shares of common stock.

Use of proceeds

We will not receive any proceeds from the sale of Shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Investment Agreement. The proceeds received under the Investment Agreement will be used for payment of general corporate and operating expenses.

OTCBB Trading Symbol	LBSR. OB

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Much of the information included in this annual report includes or is based upon estimates, projections or other "forward-looking statements". Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward-looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward-looking statements".

RISKS RELATED TO OUR BUSINESS

BECAUSE OF THE SPECULATIVE NATURE OF THE EXPLORATION OF NATURAL RESOURCE PROPERTIES, THERE IS SUBSTANTIAL RISK THAT THIS BUSINESS WILL FAIL.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of minerals. Exploration for natural resources is a speculative venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution or hazards, which we cannot insure or which we may elect not to insure. There is substantial risk that our business will fail.

IF WE CANNOT COMPETE SUCCESSFULLY FOR FINANCING AND FOR QUALIFIED MANAGERIAL AND TECHNICAL EMPLOYEES, OUR EXPLORATION PROGRAM MAY SUFFER.

Our competition in the mining industry includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional financing on terms we consider acceptable because investors may choose to invest in our competitors instead of investing in us. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent on our ability to hire and retain highly qualified personnel. These individuals are in high demand and we may not be able to attract the personnel we need. We may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to successfully compete for financing or for qualified employees, our exploration program may be slowed down or suspended.

EXPLORATION AND EXPLOITATION ACTIVITIES ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Exploration and exploitation activities are subject to federal, state, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, state, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

THERE ARE NO KNOWN RESERVES OF MINERALS ON OUR MINERAL CLAIMS AND WE CANNOT GUARANTEE THAT WE WILL FIND ANY COMMERCIAL QUANTITIES OF MINERALS.

We have not found any mineral reserves on our claims and there can be no assurance that any of our mineral claims contain commercial quantities of any minerals. Even if we identify commercial quantities of minerals in any of our claims, there can be no assurance that we will be able to exploit the reserves or, if we are able to exploit them, that we will do so on a profitable basis.

BECAUSE THE PROBABILITY OF AN INDIVIDUAL PROSPECT EVER HAVING RESERVES IS EXTREMELY REMOTE, ANY FUNDS SPENT ON EXPLORATION WILL PROBABLY BE LOST.

The probability of an individual prospect ever having reserves is extremely remote. In all probability our properties do not contain any reserves. As such, any funds spent on exploration will probably be lost which would most likely result in a loss of your investment.

RISKS RELATED TO OUR COMPANY

WE HAVE A LIMITED OPERATING HISTORY AND AS A RESULT THERE IS NO ASSURANCE WE CAN OPERATE ON A PROFITABLE BASIS.

We have a limited operating history and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of an exploration stage enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises, especially those with a limited operating history. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. No assurance can be given that we will ever operate on a profitable basis.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL AND OUR INVESTORS COULD LOSE THEIR INVESTMENT.

We had cash in the amount of $182,392 and negative working capital of $(3,946,615) as of October 31, 2011. We currently do not generate revenues from our operations. Our business plan calls for substantial investment and cost in connection with the acquisition and exploration of our mineral properties currently under lease and option. Any direct acquisition of any of the claims under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on the subject properties. The requirements are substantial. We do not currently have any arrangements for financing in addition to the Northern Dynasty Secured Convertible Note and private placements of our securities. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, contractual restrictions on our ability to enter into further financing arrangements, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and our business could fail.

BECAUSE THERE IS NO ASSURANCE THAT WE WILL GENERATE REVENUES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not earned any revenues as of the date of this filing and have never been profitable. We do not have an interest in any revenue generating properties. We were incorporated on August 20, 2001 and took over our current business on February 5, 2004. To date we have been involved primarily in organizational and exploration activities. We will incur substantial operating and exploration expenditures without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We have limited operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception to October 31, 2011 is $(60,839,049). We recognize that if we are unable to generate significant revenues from our activities, we will not be able to earn profits or continue operations. Based upon current plans, we also expect to incur significant operating losses in the future. We cannot guarantee that we will be successful in raising capital to fund these operating losses or generate revenues in the future. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and our investors could lose their investment.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent registered public accounting firm, Semple, Marchal & Cooper, LLP, state in their audit report attached to our audited financial statements for the fiscal year ended January 31, 2011 that since we are an exploration stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

THE EXISTENCE OF OUR MINING CLAIMS DEPENDS ON OUR ABILITY TO FUND EXPLORATORY ACTIVITY OR TO PAY FEES.

Our mining claims, which are the central part of our business, require that we either pay fees, or incur certain minimum development costs annually, or the claims will be forfeited. Due to our current financial situation we may not be able to meet these obligations and we could therefore lose our claims. This would impair our ability to raise capital and would negatively impact the value of the Company.

RISKS RELATED TO OUR COMMON STOCK

BECAUSE WE WILL LIKELY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK, INVESTMENT IN OUR COMPANY COULD BE SUBJECT TO SUBSTANTIAL DILUTION.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. Our constating documents authorized the issuance of up to 200,000,000 shares of common stock with a par value of $0.001. At our shareholder meeting held on May 27, 2009 the shareholders voted to increase the number of authorized shares to 10,000,000,000 shares of common stock with a par value of $0.001. We filed a certificate of amendment on June 4, 2009 to increase the number of authorized shares to 5,000,000,000 shares of common stock with a par value of $0.001. On September 1, 2009 we completed a one for four reverse stock split of our authorized and outstanding common stock resulting in a decrease in authorized shares to 1,250,000,000 with a par value of $0.00001. As of January 31, 2011, there were 602,411,882 of our common shares issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors' investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company's common stock could seriously decline in value.

THE SALE OF OUR STOCK UNDER THE CONVERTIBLE NOTES AND THE COMMON SHARE PURCHASE WARRANTS COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE.

In many circumstances, the provision of financing based on the distribution of equity for companies that are traded on the OTC Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other shareholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD IS LIMITED AND SPORADIC MAKING IT DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES OR LIQUIDATE THEIR INVESTMENTS.

Our common stock is currently listed for public trading on the OTC Bulletin Board. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

OUR BY-LAWS CONTAIN PROVISIONS INDEMNIFYING OUR OFFICERS AND DIRECTORS AGAINST ALL COSTS, CHARGES AND EXPENSES INCURRED BY THEM.

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

OUR BY-LAWS DO NOT CONTAIN ANTI-TAKEOVER PROVISIONS WHICH COULD RESULT IN A CHANGE OF OUR MANAGEMENT AND DIRECTORS IF THERE IS A TAKE-OVER OF OUR COMPANY.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors. This could result in a disruption to the activities of our company, which could have a material adverse effect on our operations.

WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF STOCK OF OUR COMPANY AND ANY GAIN ON AN INVESTMENT IN OUR COMPANY WILL NEED TO COME THROUGH AN INCREASE IN OUR STOCK’S PRICE, WHICH MAY NEVER HAPPEN.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange or on the Nasdaq system, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. When used in this Prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Investment Agreement. The proceeds received from any “Puts” tendered to Fairhills under the Investment Agreement will be used for payment of general corporate and operating expenses.

DILUTION

The sale of our common stock to Fairhills in accordance with the Investment Agreement will have a dilutive impact on our shareholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Fairhills in order to drawdown pursuant to the Investment Agreement. If our stock price decreases during the Pricing Period, then our existing shareholders would experience greater dilution.

SELLING SECURITY HOLDERS

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholder identified below. We are registering the Shares to permit the selling stockholder and its pledgees, donees, transferees and other successors-in-interest that receive their shares from the selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this Prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date of this Prospectus there are 642,631,457 shares of common stock issued and outstanding.

The following table sets forth:

  the name of the selling stockholder,

  the number of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this Prospectus,

  the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this Prospectus, and the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

The selling stockholder has never served as our officer or director or any of its predecessors or affiliates within the last three years, nor has the selling stockholder had a material relationship with us.

The selling stockholder is neither a broker-dealer nor an affiliate of a broker-dealer. The selling stockholder did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

The selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholder will sell all of the shares offered for sale. A selling stockholder is under no obligation, however, to sell any shares pursuant to this Prospectus.

Number of
Shares of
	Shares of	Maximum	Common
	Common Stock	Number of	Stock
	Beneficially	Shares of	Beneficially	Percent
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering (1)	to be Offered	Offering	after Offering

Fairhills Capital Offshore Ltd. (2)	200,000,000	200,000,000	0	0%
__________________

(1)

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)

As the General Partner, Fairhills Capital Offshore, LP, which is controlled by Edward Bronson, Managing Member, has the voting and dispositive power over the shares owned by Fairhills Capital Offshore Ltd.

PLAN OF DISTRIBUTION

The selling stockholder and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales after this registration statement becomes effective;

  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

  through the writing of options on the shares;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

The selling stockholder or any of its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this Prospectus.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Fairhills has agreed to pay all fees and expenses incident to the registration of the shares of common stock.

The selling stockholder acquired the securities offered hereby in the ordinary course of business and have advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling stockholder uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholder.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We are authorized to issue 1,250,000,000 shares of common stock, $0.00001 par value per share.

Common Stock

As of the date hereof, 642,631,457 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders

As of the date hereof, we have 7,699 shareholders holding 642,631,457 shares of our issued and outstanding common stock.

Warrants

As of the date hereof, we had a total of 94,402,188 whole share purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 2.3 years and a weighted average exercise price of $0.05 per whole warrant for one common share. Whole share purchase warrants outstanding as of the date hereof are as follows:

	Number of whole share	Weighted average exercise
	purchase warrants	price per share

Outstanding, January 31, 2011	108,475,660	0.04
Issued	8,300,000	0.03
Exercised	(23,852,969)	0.002

Outstanding, January 31, 2012	92,922,691	$0.05
Issued	4,210,311	0.04
Exercised	(2,730,814)	0.003
Outstanding February 23, 2012	94,402,188	0.05
Exercisable, February 23, 2012	94,402,188	$0.05

Options

As of January 31, 2012 we had three compensation plans in place, entitled "2004 Stock Option Plan", “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1 for 4 reverse stock split on September 1, 2009.

		Number of securities to	Weighted-average	Number of securities
		be issued upon exercise	exercise price	of remaining available for
	Total number	of of outstanding	options outstanding options as	further issuance as at
Plan	securities authorized	as at January 31, 2012	at January 31, 2012	January 31, 2012
2004 Stock Option Plan	962,500	451,375	$4.51	511,125
2007 Stock Option Plan	2,500,000	212,500	$0.88	2,287,500
2010 Stock Option Plan(1)	95,500,000	93,500,000	$0.037	2,000,000

(1)

Effective November 17, 2011, Mr. Othon resigned as a director and Vice President, Global Business Development of our company. As such, Mr. Othon’s unexercised options consisting of 2,500,000 securities underlying such options were cancelled on February 17, 2012.

On January 10, 2012 the Company granted incentive stock options and non-qualified stock options to certain of our directors, officers, employees and consultants to purchase an aggregate of 10,500,000 shares of our common stock at an exercise price of $0.027 per share for a term expiring on January 10, 2022. The options were 50% vested upon granting. The options will vest another 25% on the one year anniversary of the date of grant. The options will vest another 25% on the two year anniversary of the date of grant. The options that were vested immediately may be exercised using a cash-less exercise formula.

Convertible Notes

On July 15, 2010 we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). Effective September 1, 2011 the agreement with Northern Dynasty was amended to increase the secured convertible promissory note by $561,816 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that was paid in 2010 and 2011 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty.

As part of the transaction noted above, Northern Dynasty can earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty may be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty may elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor is performed, or a cash payment in lieu of labor is made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in.

The Convertible Note is secured against substantially all of the Company’s assets. The Convertible Note is due for repayment 45 days after the earlier to occur of: (i) Northern Dynasty’s completion of its earn-in to the Joint Venture Claims unless it has elected to deem the entire outstanding balance of the Convertible Note (including interest thereon) to be part of the earn-in expenditure requirements and (ii) termination of Northern Dynasty’s earn-in right by voluntary abandonment provided that $1,000,000 in expenditures has been made; or (iii) termination of Northern Dynasty’s earn-in right on account of a superior third party joint venture offer.

Provided a minimum of $1,000,000 has been expended by Northern Dynasty on earn in expenses, the Convertible Note will be convertible until repaid or deemed repaid, into common shares of our company at the 5 day volume weighted average trading price immediately prior to Northern Dynasty giving a notice of conversion less the maximum allowable discount applicable as if our shares were listed on the TSX Venture Exchange. The Convertible Note may be pre-paid by our company without penalty at any time on 10 days prior notice during which time Northern Dynasty’s conversion rights are unaffected.

Dividends

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of our common stock offered under this prospectus is being passed upon for us by Anslow & Jaclin, LLP. Anslow & Jaclin, LLP does not own any shares of our common stock.

The financial statements as of and for the years ended January 31, 2011 and January 31, 2010 included in this prospectus and the registration statement have been audited by Semple, Marchal & Cooper, LLP to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Business development

Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current concentrated efforts on uranium exploration. We are considered to be an exploration stage company, as we have not generated any revenues from operations.

In December 2006, we entered into a joint venture agreement (“Elle Venture”) with XState Resources Limited (“XState”). We hold a 50% interest in the Elle Venture, a general partnership with XState that was formed to explore and, if warranted, develop certain US Federal lode mining claims within the North Pipes Super Project area on the Colorado Plateau Province of Northern Arizona (the “Arizona Strip”). The Elle Venture ceased exploration activities in 2008 and has been inactive since that time.

Our current business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties in the States of Arizona and Alaska. Claims in the State of Alaska are held in the name of our wholly-owned subsidiary, Big Chunk Corp. Claims in the State of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

North Pipes Super Project (“North Pipes” and “NPSP”): Located in Northern Arizona on the Arizona Strip, we plan to ascertain whether the NPSP claims possess commercially viable deposits of uranium. We have not identified any ore reserves to date.

Big Chunk Super Project (“Big Chunk”): Located in the Iliamna region of Southwestern Alaska, we plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver and zinc. We have not identified any ore reserves to date.

Bonanza Hills Project (“Bonanza Hills”): Located in the Iliamna region of Southwestern Alaska, we plan to ascertain whether the Bonanza Hills claims possess commercially viable deposits of gold and silver. We have not identified any ore reserves to date.

Tombstone Porphyry-Precious Metals Project (“Tombstone”): Located in Cochise County, Arizona, we plan to ascertain whether the Tombstone claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead and zinc. We have not identified any ore reserves to date.

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of its knowledge, title to all properties are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We are in the exploration stage – as we have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute an ore reserve (an ore reserve is a commercially viable mineral deposit). Please refer to the section entitled "Risk Factors" for additional information about the risks of mineral exploration.

To date, we have not generated any revenues and we remain in the exploration stage. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Agreement with Northern Dynasty Minerals Ltd

On July 15, 2010 we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the "Convertible Note") to Northern Dynasty Minerals Ltd ("Northern Dynasty"). Effective September 1, 2011 the agreement with Northern Dynasty was amended to increase the secured convertible promissory note by $561,816 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that was paid in 2010 and 2011 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty. Principal balance of the Convertible Note at October 31, 2011 and January 31, 2011 was $3,561,816 and $3,000,000 respectively.

As part of the transaction noted above, Northern Dynasty can earn a 60% interest in our Big Chunk project in Alaska (the "Joint Venture Claims") by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty may be applied as part of Northern Dynasty's earn-in requirements. Northern Dynasty's minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty may elect to abandon the earn-in at any time on 30 days' notice, so long as sufficient annual labor is performed, or a cash payment in lieu of labor is made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in.

The Convertible Note is secured against substantially all of the Company's assets. The Convertible Note is due for repayment 45 days after the earlier to occur of: (i) Northern Dynasty's completion of its earn-in to the Joint Venture Claims unless it has elected to deem the entire outstanding balance of the Convertible Note (including interest thereon) to be part of the earn-in expenditure requirements and (ii) termination of Northern Dynasty's earn-in right by voluntary abandonment provided that $1,000,000 in expenditures has been made; or (iii) termination of Northern Dynasty's earn-in right on account of a superior third party joint venture offer.

Provided a minimum of $1,000,000 has been expended by Northern Dynasty on earn in expenses, the Convertible Note will be convertible until repaid or deemed repaid, into common shares of our company at the 5 day volume weighted average trading price immediately prior to Northern Dynasty giving a notice of conversion less the maximum allowable discount applicable as if our shares were listed on the TSX Venture Exchange. At October 31, 2011, Northern Dynasty has expended $546,016 of the $1,000,000 earn in expenses. The Convertible Note may be pre-paid by our company without penalty at any time on 10 days prior notice during which time Northern Dynasty's conversion rights are unaffected.

Effective September 1, 2011 our secured convertible promissory note with Northern Dynasty was amended to increase the secured convertible promissory note by $561,816 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that was paid in 2010 and 2011 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty. Pursuant to a letter agreement dated November 14, 2011 amending the Northern Dynasty secured convertible promissory note, Northern Dynasty paid the annual rental fees in the amount of $168,358 on our Big Chunk mineral claims to renew them in good standing for an additional year. The amount will also apply against the $1,000,000 earn-in requirement resulting in a total of $714,374 of earn in expenditures paid by the fiscal year ended January 31, 2012.

Agreement with Fairhills Capital Offshore Ltd.

On January 19, 2012, we entered into an investment agreement (the "Investment Agreement") with Fairhills Capital Offshore Ltd, a Cayman Islands exempted company ("Fairhills"). Pursuant to the terms of the Investment Agreement, Fairhills shall commit to purchase, in a series of purchase transactions ("Puts") up to Ten Million ($10,000,000) Dollars of our common stock over a period of up to thirty-six (36) months.

The amount that are entitled to request with each Put delivered to Fairhills is equal to two hundred percent (200%) of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable notice date. Our common stock will be valued at a 27.5% discount from the weighted average trading price of our stock for the five (5) trading days before Fairhills Capital receives our notice of sale.

In connection with the Investment Agreement, we also entered into a registration rights agreement (the "Registration Rights Agreement") with Fairhills. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission ("SEC") covering 200,000,000 shares of the common stock underlying the Investment Agreement within 21 days after the closing of the Investment Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the closing of the Investment Agreement and maintain the effectiveness of such registration statement until termination in accordance with the Investment Agreement.

Competition

We are a mineral resource exploration stage company engaged in the business of mineral exploration. We compete with other mineral resource exploration stage companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration stage companies. The presence of competing mineral resource exploration stage companies may impact our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other exploration stage companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the resource exploration stage companies with whom we compete may have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration stage companies that may purchase resource properties or enter into joint venture agreements with junior exploration stage companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the States of Arizona and Alaska.

We are required to perform annual assessment work in order to maintain the Big Chunk and Bonanza Hills Alaska State mining claims. If annual assessment work is not performed we must pay the assessment amount in cash in order to maintain the claims. Completion of annual assessment work in the amount of $400 per 1/4 section (160 acre) claim or $100 per 1/16 section (40 acre) claim extends the claims for a one year period. Assessment work performed in excess of the required amount may be carried forward for up to 4 years to reduce future obligations for assessment work. We estimate that the required annual assessments to maintain the claims will be approximately $260,600.

The annual state rentals for the Big Chunk and Bonanza Hills Alaska State mining claims vary from $70 to $280 per mineral claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. Annual rent is due in full within 45 days of staking a new claim and covers the period from staking until the next September 1st. The estimated state rentals due by November 30, 2011 for the period from September 1, 2011 through September 1, 2012 are $174,580. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

Our North Pipes claims are Federal lode mining claims located on U.S. Federal Lands and administered by the Department of Interior, Bureau of Land Management. The Bureau of Land Management ("BLM") is preparing an environmental impact statement addressing potential effects of withdrawing Federal lands from locatable mineral exploration and mining near the Grand Canyon in Arizona.

Nearly 1 million acres of land managed by the BLM and the Forest Service were segregated in July 2009 by the Secretary of Interior. The segregation acts as a moratorium, and stops the location of any new mining claims for two years. In that period, the land will be evaluated for withdrawal for up to 20 additional years. However, the moratorium permits existing claims and mines to continue as before, including the lode mining claims comprising Liberty Star's North Pipes Super Project.

We are required to pay annual rentals to maintain our Federal lode mining claims in good standing. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rental is $140 per claim. Additional fees of $45 per claim are due in the first year of filing a Federal lode mining claim along with the first year's rent. The annual rentals required to maintain the North Pipes claims are $60,340. There is no requirement for annual assessment or exploration work on the Federal lode mining claims. There are no royalties associated with the Federal lode mining claims.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, and it is extremely difficult to assess the impact of any capital expenditures on earnings or our competitive position.

Personnel

Currently we employ one full time geologist who is also our CEO, CFO, and Chairman of the Board James Briscoe. We employ one full time executive, one fulltime accountant, and one CPA on an as needed basis. We hire consultants for investor relations, exploration and administrative functions also on an as needed basis.

DESCRIPTION OF PROPERTY

Our offices

We rent the premises for our principal office located at 5610 E Sutler Lane, Tucson, Arizona 85712. We rent this office space which is located in the home of our Cheif Geologist and CEO for $522 per month plus a pro rata share of taxes and maintenance. We rent other office space located at 2980 N Swan Road, Suite 222, Tucson, Arizona 85712. We rent this office space for $2,280 per month. Our part-time employees work either from our principal office or from offices maintained in their homes.

We believe that our existing office facilities are adequate for our needs through December 2012. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

Warehouse

On June 1, 2011 we rented a warehouse located at Building No. 1, 7900 South Kolb Road, Tucson, Arizona 85706. We rent this warehouse space for $3,550 per month. The lease is in effect until May 31, 2013.

Our mineral claims

We have investigated titles to all of our mineral properties and, to the best of our knowledge, titles to all properties are in good standing as of January 31, 2011.

North Pipes Super Project (“North Pipes” and “NPSP”):

We hold a 100% interest in 431 Federal lode mining claims strategically placed on the Arizona Strip. The 431 Federal lode mining claims include breccia pipe targets (“Pipes”). Breccia pipes are cylindrical formations in the earth’s crust identified by a surface depression and contain a high concentration of fragmented rock “breccia” cemented by uranium and other minerals. We plan to ascertain whether our North Pipes claims possess commercially viable deposits of uranium.

Our NPSP claims are undeveloped. There are neither open-pit nor underground mines, nor is there any mining plant or equipment located on the properties. There is no power supply to the properties. We have not found any mineral resources on any of our claims. The Arizona Strip was an active exploration district in the 1970’s and 1980’s with multiple producing uranium mines. No evidence of actual development work has been found on any of our properties and no significant exploration activities have been performed on our NPSP claims since 2008 as a result of cash flow constraints. Below is a summary of prior exploration activities performed on our NPSP claims:

Geophysics: We have completed PEM (Pulse Electro-magnetic) geophysical surveys on our North Pipes Super Project claims. Two types of PEM surveys were conducted in 2007: Downhole PEM and In-Loop PEM.

Stereoscopic geologic color air photo interpretation (photo-geology): Stereoscopic geologic interpretation of 1:24,000 (1 inch = 2,000 feet) high resolution color air photographs was contracted and completed by Edward Ulmer, a Registered Professional Geologist who worked on the Arizona Strip in the mid to late 1970s.

Geologic field mapping on the surface: Geological field mapping was conducted in 2007 and 2008 by our staff geologists as well as contracted geologists. Approximately 180 of the breccias pipe target areas have been mapped in detail 1:5,000 (1 inch = 417 feet). Several detailed measured stratigraphic sections have also been completed.

Geochemical sampling: A comprehensive soil geochemical survey was completed in 2007. We have collected approximately 14,000 soil samples and a strict chain of custody procedures were followed and quality assurance/quality control (QA/QC) samples were inserted regularly into the sample stream. The samples were assayed for 63 elements. Assay analyses were conducted by a Certified Assay Lab, Acme Analytical Laboratories of Vancouver, British Columbia, Canada.

Drilling: In 2007 a drilling program was undertaken using both rotary drilling and core drilling. Rotary drilling was contracted by Boyart Longyear. Diamond core drilling was completed by Redwall Drilling Inc., a former wholly owned subsidiary of Liberty Star. A total of 22 holes were drilled for a total of 16,226 feet of drilling. We did not intersect any ore mineralization during the drilling program.

Bonanza Hills Project ("Bonanza Hills"):

We hold 56 mineral claims covering approximately 13.5 square miles in Southwestern Alaska, located approximately 40 miles northeast of the northern boundary of the Big Chunk claims. We plan to ascertain whether the Bonanza Hills claims possess commercially viable deposits of gold and silver.

Our Bonanza Hills claims are undeveloped. The claims are located in a remote area of Southwestern Alaska where limited exploration and development activity has occurred. The area is largely covered by glacial debris, soil, and tundra. There are no open-pit or underground mines, nor is there any mining plant or equipment located on the properties. There is no power supply to the properties. There is no road access to the properties. Little geologic, geochemical or geophysical data is available, and that which is available is of a general nature and of low quality. Anaconda and Cominco Alaska conducted some minor tests on our Bonanza Hills claims in the past. The work they conducted consisted of surface sampling and a small geophysical survey. We are not aware of any other exploration that occurred there before we began our exploration there. We have not found any mineral resources on any of our claims.

Big Chunk Super Project ("Big Chunk"):

We hold a 100% interest in 612 mineral claims covering approximately 177 square miles in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 265 miles southwest of the city of Anchorage, Alaska. We plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver and zinc.

Our Big Chunk claims are undeveloped. The claims are located in a remote area of Southwestern Alaska where limited exploration and development activity has occurred. The area is largely covered by glacial debris, soil, and tundra. There are no open-pit or underground mines, nor is there any mining plant or equipment located on the properties. There is no power supply to the properties. There is no road access to the properties. Little geologic, geochemical or geophysical data is available, and that which is available is of a general nature and of low quality. We are unaware of any previous claim ownership anywhere on our Big Chunk claims in Alaska. No historical mineral resources or reserves are in the published literature concerning the property. Other than minor exploration that was conducted by Teck Cominco Alaska, Anaconda Mining Inc. and the United States Geological Survey, we are not aware of any prior exploration that was conducted on our Big Chunk claims in Alaska prior to January 10, 2004, when our aerial survey of the magnetic fields began.

Technical Studies on the Big Chunk Super Project: We hired Geotech Ltd to perform 1D and 2D ZTEM geophysical surveys in 2009. The surveys covered 315.2 sq kilometers (121.7 sq miles) and consisted of north-south lines spaced 250 meters apart on our Big Chunk Super Project mineral claims. In May 2010 Liberty Star received feedback from Geotech Ltd. that its interpretation showed at least 6 to 7 signatures that are consistent with porphyry copper responses. The 2D model shows a typical low responsive area, which could correspond to an ore mineral core zone with a surrounding responsive cylinder representing a pyrite halo typical of porphyry systems.

The Big Chunk Super Project claims are undeveloped. In late December, 2010, Liberty Star contracted SRK Consulting to prepare a mineral report in a form similar to mineral reports prescribed under Canadian National Instrument 43-101-Standards of Disclosure form Mineral Projects (“NI 43-101”). The report was prepared by qualified persons: Dr. Jan C. Rasmussen, R.G., Allan V. Moran, R.G., and Corolla K. Hoag, R.G., all members of SRK’s engineering/scientific staff. This information will be combined with the previously gathered geochemical, geophysical and computer modeling data and undergo a thorough technical analysis.

We have not found any mineral resources on any of our claims.

Letter Agreement and Secured Convertible Note with Northern Dynasty Minerals Ltd. With Respect to Big Chunk

On July 15, 2010 we issued a secured convertible promissory note (the "Convertible Note") to Northern Dynasty Minerals Ltd ("Northern Dynasty"). The original advanced amount is $4,000,000 and bears interest at a rate of 10% per annum compounded monthly (the "Loan"). On August 17, 2010 we transferred 95 of our Alaska State mineral claims from the Big Chunk Super Project to Northern Dynasty for consideration of $1,000,000 of the original advanced amount under the Convertible Note, leaving $3,000,000 of the loan amount outstanding. No interest accrued on the $1,000,000 of the original advanced amount.

As part of the transaction noted above, subject to negotiating and signing a definitive earn-in option and joint venture agreement, Northern Dynasty can earn a 60% interest in our Big Chunk and Bonanza Hills projects in Alaska (the "Joint Venture Claims") by spending $10,000,000 on those properties over six years. The outstanding Loan amounts from Northern Dynasty may be applied as part of Northern Dynasty's earn-in requirements. Northern Dynasty's minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty may elect to abandon the earn-in at any time on 30 days' notice, so long as sufficient annual labor is performed, or a cash payment in lieu of labor is made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in.

Tombstone Porphyry-Precious Metals Project ("Tombstone"):

We hold an option to explore 33 standard Federal lode mining claims located due east and southeast of the town of Tombstone, Arizona. The mineral claims are owned by JABA US Inc., a corporation in which two of our directors are owners. We plan to ascertain whether the Tombstone claims possess commercially viable deposits of copper, gold, molybdenum, silver and zinc.

The Tombstone claims are undeveloped. In mid March, 2011 Liberty Star contracted SRK Consulting to prepare a mineral report in a form similar to mineral reports prescribed under Canadian National Instrument 43-101-Standards of Disclosure form Mineral Projects (“NI 43-101”). Members of SRK’s engineering/scientific staff supervised by a Qualified Person as defined under NI 43-101 and SRK’s Tucson Office Principle Geologist, Corolla Hoag, and geologist Dr. Jan Rasmussen have visited the Tombstone property. This information will be combined with the previously gathered geochemical, geophysical and computer modeling data and undergo a thorough technical analysis.

We have not found any mineral resources on any of our claims.

LEGAL PROCEEDINGS

Wintrode Settlement:

On January 26, 2010 we were named in a lawsuit filed with the clerk of the Superior Court of Arizona in the County of Pima by our former landlord B&D Ventures LLC. The former landlord was seeking to obtain damages in the amount of $48,909 from our termination of our lease obligation before the end of the lease term. We vacated the premises in January 2009 and the lease end date was November 30, 2010. On May 13, 2010 a judgment was issued in this case in favor of B&D Ventures LLC for $48,909 plus interest accruing at 10% until paid. On November 12, 2010 we settled the outstanding balance with B&D Ventures for a payment of $25,000 and we have been released from all other liability related to this judgment.

Alpha and Platinum Settlement:

On August 26, 2010, Platinum Long Term Growth VI LLC (“Platinum”) and Alpha Capital Anstalt (“Alpha”), two former lenders of the Company (the “Plaintiffs”), filed lawsuit in the United States District Court, Southern District of New York, against Liberty Star and James Briscoe, our President and CEO. The Plaintiffs sought to require Liberty Star to honor outstanding warrants held by the Plaintiffs at an exercise price of $0.002 (two tenths of one cent) per share and to issue to the Plaintiffs ten times the number of warrants that Liberty Star had on record, or in the alternative monetary damages. The claim was based on a provision in the warrant agreements that would permit a “ratchet down” of price and a multiplication of number of warrants in the event of certain share issuances by Liberty Star.

The Plaintiffs claimed that Platinum was entitled to 201,053,015 warrants and that Alpha was entitled to 240,919,010 warrants all exercisable at $0.002 per share. These warrants all contained a cashless exercise feature, permitting issuance of shares without payment of any cash to the Company. The Plaintiffs also claimed monetary damages for non-compliance with what they claimed were the terms of the warrants, costs and attorney fees incurred in the action.

On September 15, 2010 we entered into a settlement agreement with Platinum and Alpha whereby we agreed to amend the warrants issued to Platinum and Alpha on August 14, 2009 as follows: Platinum’s warrant was increased to 70,368,557 common stock purchase warrants exercisable at $0.002 per common share until August 14, 2015. Alpha’s warrant was increased to 84,321,650 common stock purchase warrants exercisable at $0.002 per common share until August 14, 2015. These warrants may still be exercised using a cashless exercise feature, however, the holders of the warrants are not permitted to own or have beneficial ownership in excess of 4.99% of our outstanding common stock.

In addition to the amendment of the August 14, 2009 warrants, we agreed to issue to Platinum and Alpha common stock purchase warrants of 10,052,651 and 12,045,950, respectively, exercisable at $0.10 per common share expiring three years from the date of issuance with no cashless exercise provision.

We also agreed that the warrants issued to Platinum and Alpha in May 2007 will be modified so as not to permit the holders to own or have beneficial ownership in excess of 4.99% of our outstanding common stock.

Harborview and Brio Settlement:

On October 15, 2010 we settled a threatened lawsuit by two of our August 2009 common stock purchase warrant holders Harborview Master Fund LP (“Harborview”) and Brio Capital LP (“Brio”). These two warrant holders were seeking to require Liberty Star to honor outstanding warrants at an exercise price of $0.002 (two tenths of one cent) per share and to issue to them 10 times the number of warrants that Liberty Star had on record. The claim was based on a provision in the warrant agreements that would permit a “ratchet down” of price and a multiplication of number of warrants in the event of certain share issuances by Liberty Star. We agreed to amend the warrants issued to Harborview and Brio on August 14, 2009 as follows: Harborview’s warrant was increased to 23,054,100 common stock purchase warrants exercisable at $0.002 per common share. Brio’s warrant was increased to 13,275,591 common stock purchase warrants exercisable at $0.002 per common share. Pursuant to the settlement, these warrants were immediately exercised using the cashless exercise provision and we issued 22,293,234 common shares to Harborview and 12,837,452 common shares to Brio.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTC Bulletin Board, ticker symbol LBSR. The closing price of our common stock on March 8, 2012 was $0.310 per share. The high and low closing bid prices for trading of our stock for each of the quarters during the fiscal years 2012 and 2011 are as follows:

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
2012:
High	$0.04	$0.07	$0.06	$0.04
Low	$0.03	$0.03	$0.03	$0.02
2011:
High	$0.0025	$0.0325	$0.19	$0.081
Low	$0.001	$0.0012	$0.00	$0.036

Holders

As of the date hereof, the number of holders of record of our common stock was 7,699.

Dividends

We have never declared or paid any cash dividends on shares of our common or preferred stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operations together with our financial statements and related notes appearing elsewhere in this Prospectus. Various statements have been made in this Prospectus that may constitute “forward-looking statements”. Forward-looking statements may also be made in Liberty Star Uranium & Metals Corp.’s Quarterly and Annual Reports filed with or furnished to the United States Securities and Exchange Commission (the “SEC”) and in other documents. In addition, from time to time, Liberty Star Uranium & Metals Corp. through its management may make oral forward-looking statements. Forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Liberty Star Uranium & Metals Corp. undertakes no obligation to update or revise any forward-looking statements.

Our Business

The following Management’s Discussion and Analysis is intended to help the reader understand the results of operations and financial condition of Liberty Star Uranium & Metals Corp. (the “Company”, “we”, “us”, or “Liberty Star”). Management’s Discussion and Analysis is provided as a supplement to, and should be read in conjunction with, our condensed consolidated financial statements and the accompanying notes to the condensed consolidated financial statements for the quarter ended October 31, 2011 located in this Form S-1.

Liberty Star is in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. We are an exploration stage company, as we have not generated revenues from operations. Our significant projects are:

North Pipes Super Project (“NPSP”): NPSP is located in Northern Arizona on the Arizona Strip and we plan to ascertain whether the North Pipes Super Project claims possess commercially viable deposits of uranium. We have not identified any ore reserves to date.

Big Chunk Super Project (“Big Chunk”): Big Chunk is located in the Iliamna region of Southwestern Alaska and we plan to ascertain whether the Big Chunk claims possess commercially viable deposits of copper, gold, molybdenum, silver and zinc. We have not identified any ore reserves to date.

Bonanza Hills Project (“Bonanza Hills”): Bonanza Hills is located in the Iliamna region of Southwestern Alaska and we plan to ascertain whether the Bonanza Hills claims possess commercially viable deposits of gold and silver. We have not identified any ore reserves to date.

Tombstone Porphyry-Precious Metals Project (“Tombstone”): Tombstone is located in Cochise County, Arizona and we plan to ascertain whether the Tombstone claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead and zinc. We have not identified any ore reserves to date.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute a reserve (a reserve is a commercially viable mineral deposit). Please refer to the section entitled "Risk Factors" in this Form S-1 and in our Form 10-K for the year ended January 31, 2011 for additional information about the risks of mineral exploration.

To date, we have not generated any revenues and we remain in the exploration stage. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Results of Operations

Nine Month Period Ended October 31, 2011

Material Changes in Financial Condition for the Nine Month Period Ended October 31, 2011

We had cash and cash equivalents in the amount of $182,392 as of October 31, 2011 compared to $1,100,315 as of January 31, 2011. We had negative working capital of $(3,946,615) as of October 31, 2011 compared to $(2,193,786) as of January 31, 2011. We received $97,329 cash inflows from financing activities during the nine months ended October 31, 2011 which was utilized for working capital. We also utilized our cash funds to increase exploration activities at our Tombstone claims by working with a geology consulting firm and starting on geochemical soil, rock chip and vegetation sampling. We also increased our administrative staffing in order to assist our executives in their efforts to raise additional funds for operations. During the nine months ended October 31, 2011, the Company purchased computer equipment for $28,813 as part of a project to upgrade our computer systems. We acquired new office space and warehouse space in Tucson, AZ spending approximately $38,000 on rent during the nine months ended October 31, 2011.

Material Changes in Results of Operations for the Three and Nine Month Periods Ended October 31, 2011 and October 31, 2010

We had a net loss of $(999,238) for the three months ended October 31, 2011 compared to a net loss of $(18,523,671) for the three months ended October 31, 2010. During the nine months ended October 31, 2011 we had a net loss of $(1,869,247) compared to a net loss of $(19,543,494) for the nine months ended October 31, 2010. During the three and nine months ended October 31, 2010 we incurred several non-cash expenses totaling approximately $16.6 million and $16.9 million, respectively for the fair-market value of the modification of existing common stock purchase warrants and the issuance of new common stock purchase warrants, and the changes in fair value of our warrant liabilities, no such expenses were incurred this year. During the prior year we recognized other income from the sale of mineral claims for $1,125,000. No mineral claims were sold this year. During the three and nine months ended October 31, 2011, we incurred more costs for administrative activities and travel and incurred less costs for geology, legal fees, salaries and interest expense than we did during the three and nine months ended October 31, 2010. We recognized $2.5 million in total compensation costs last year in our geology department and administrative department for the fair market value of stock options granted last year, no stock options were granted prior to October 31, 2011 of this year causing the decrease in the geology costs and salaries and benefits. Increase in administrative costs was due to new office space leased this year and a new computer system implementation. The increase in travel costs was due to an increase in international travel by our executives in an effort to pursue financing sources.

Critical Accounting Policies

The condensed consolidated financial statements of Liberty Star have been prepared in conformity with accounting principles generally accepted in the United States of America. Our significant accounting policies are described in Note 2 to the consolidated financial statements included in this Form S-1 for the year ended January 31, 2011. The critical accounting policies adopted by our company are as follows:

Going Concern

Since we have not generated any revenue, we have negative cash flows from operations, and negative working capital we have included a reference to the substantial doubt about our ability to continue as a going concern in connection with our consolidated financial statements for the year ended January 31, 2011. Our total stockholders' equity (deficit) at October 31, 2011 was $(3,818,906).

Our condensed consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, our condensed consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern. Management is working to secure additional funds through the exercise of stock warrants already outstanding, debt financings, equity financings or joint venture agreements. Such financings may not be available, or may not be available on reasonable terms.

Mineral claims

We account for costs incurred to acquire, maintain and explore mineral properties as a charge to expense in the period incurred until the time that a proven mineral resource is established, at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Convertible promissory note

We reviewed the convertible promissory note and the related subscription agreement to determine the appropriate reporting within the financial statements. We report convertible promissory notes as liabilities at their carrying value less unamortized discounts in accordance with the applicable accounting guidance. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when material and when required in accordance with the applicable accounting guidance. No gain or loss is reported when the notes are converted into shares of our common stock in accordance with the note's terms.

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value when material. For common stock purchase warrants reported as a derivative liability, as well as new and modified warrants reported as equity, we utilize the Black-Scholes valuation method in order to estimate fair market value.

Fiscal Year Ended January 31, 2011

Liquidity and Capital Resources as of January 31, 2011

We had cash and cash equivalents in the amount of $1,100,315 as of January 31, 2011. We had negative working capital of $(2,193,786) as of January 31, 2011. We had cash inflows from financing activities of $1,632,267 for the year ended January 31, 2011. In February 2010 we sold substantially all of our drilling assets owned by Redwall and raised net cash inflows of $269,601 most of which has been used to pay off the loans secured by the drilling assets and our accounts payable. We received $466,217 of net proceeds from the issuance of a secured convertible promissory note and sale of mineral claims to Northern Dynasty. The remaining proceeds of $3,533,783 were used to pay off the May 2007, August 2008, May 2009 and August 2009 secured convertible notes that were in default. We received $1,284,681 of proceeds from the private placements of our securities. We plan to use these proceeds over the next twelve months to pay annual rentals on our mineral claims, to perform limited exploration activities and for working capital.

Letter Agreement and Secured Convertible Note with Northern Dynasty Minerals Ltd.

On July 15, 2010 we issued a secured convertible promissory note (the “Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). The original advanced amount is $4,000,000 and bears interest at a rate of 10% per annum compounded monthly (the “Loan”). On August 17, 2010 we transferred 95 of our Alaska State mineral claims to Northern Dynasty for consideration of $1,000,000 of the original advanced amount under the Convertible Note, leaving $3,000,000 of the loan amount outstanding. No interest accrued on the $1,000,000 of the original advanced amount.

As part of the transaction noted above, subject to negotiating and signing a definitive earn-in option and joint venture agreement, Northern Dynasty can earn a 60% interest in our Big Chunk and Bonanza Hills projects in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The outstanding Loan amounts from Northern Dynasty may be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty may elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor is performed, or a cash payment in lieu of labor is made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in.

The Loan is secured against substantially all of our company’s assets. The Loan is due for repayment 45 days after the earlier to occur of: (i) Northern Dynasty’s completion of its earn-in to the Joint Venture Claims unless it has elected to deem the entire outstanding balance of the Loan (including interest thereon) to be part of the earn-in expenditure requirements and (ii) termination of Northern Dynasty’s earn-in right by voluntary abandonment provided that $1,000,000 in expenditures has been made; or (iii) termination of Northern Dynasty’s earn-in right on account of a superior third party joint venture offer.

Provided a minimum of $1,000,000 has been expended by Northern Dynasty on earn-in expenses, the Loan will be convertible until repaid or deemed repaid, into common shares of our company at the 5 day volume weighted average trading price immediately prior to Northern Dynasty giving a notice of conversion less the maximum allowable discount applicable as if our shares were listed on the TSX Venture Exchange. To date Northern Dynasty has not yet expended the $1,000,000 earn-in expenses. The Loan may be prepaid by our company without penalty at any time on 10 days prior notice during which time Northern Dynasty’s conversion rights are unaffected.

Results of Operations for the year ended January 31, 2011

We had a net loss of ($19,865,419) for the twelve-month period ended January 31, 2011 compared to a net loss of ($2,809,843) for the twelve-month period ended January 31, 2010. The increase in net loss of approximately $17 million is mainly due to the following factors:

1)

Increase in settlement expense of approximately $13.2 million due to the settlement of actual and threatened lawsuits from four warrant holders. We amended some of the existing warrants that were outstanding to these holders as well as issuing new warrants to two of these holders. The black-scholes valuation model was used to estimate the fair market value of these modifications and new warrants.

2)

Increase of $3.7 million loss on change in the fair value of warrants. The change in fair value of warrants was most greatly impacted by large fluctuations in our stock trading prices over the past fiscal year.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Presentation of Financial Information

Our consolidated financial statements for the period ended January 31, 2011 reflect financial information for the twelve month period ending January 31, 2011, as well as from inception through January 31, 2011 and for the twelve-month period ended January 31, 2010.

Since we have not generated any revenue, we have included a reference to our ability to continue as a going concern in connection with our consolidated financial statements for the years ended January 31, 2011 and 2010. Our accumulated stockholders' equity (deficit) at January 31, 2011, was ($2,049,659) and the net loss for the twelve-month period ended January 31, 2011 was ($19,865,419). All of our exploration costs are expensed as incurred.

These consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the consolidated financial statements.

Critical Accounting Policies

The consolidated financial statements of Liberty Star Uranium & Metals Corp. have been prepared in conformity with accounting principles generally accepted in the United States of America. Our significant accounting policies are described in Note 2 to the consolidated financial statements included in this Form S-1 for the year ended January 31, 2011. The critical accounting policies adopted by our company are as follows:

Going Concern

Since we have not generated any revenue, we have negative cash flows from operations, and negative working capital we have included a reference to the substantial doubt about our ability to continue as a going concern in connection with our consolidated financial statements for the period ended January 31, 2011. Our total stockholders' equity (deficit) at January 31, 2011 was $(2,049,659).

These consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Mineral claims

We account for costs incurred to acquire, maintain and explore mineral properties as charged to expense in the period incurred until the time that a proven mineral resource is established at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Convertible promissory notes

We reviewed the convertible promissory notes and the related subscription agreements to determine the appropriate reporting within the financial statements. We report convertible promissory notes as liabilities at their carrying value less unamortized discounts in accordance with the applicable accounting guidance. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. No gain or loss is reported when the notes are converted into shares of our common stock in accordance with the note's terms.

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value. For common stock purchase warrants reported as a derivative liability, as well as new and modified warrants reported as equity, we utilize the Black-Scholes valuation method in order to determine fair market value.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years, and in the subsequent interim periods, there were no disagreements with Semple, Marchal & Cooper, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Semple, Marchal & Cooper, LLP would have caused Semple, Marchal & Cooper, LLP to make reference to the matter in their report.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table lists the current members of our board of directors and our executive officers as of the date herof. Our directors hold office until their successors have been duly elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and significant employees, their ages, positions held, and duration as such, are as follows:

Name	Age	Position

James Briscoe	70	Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director

Larry Liang	31	President and Director

Gary Musil	60	Secretary and Director

John Guilbert	81	Director

Keith Brill	33	Director

Charles Vollmer	63	Director

Eduardo Othon	38	Resigned

James Briscoe - Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Director. Mr. Briscoe was appointed as our Chief Executive Officer, President, Chairman and a director on February 3, 2004. Mr. Briscoe became the interim Chief Financial Officer on July 31, 2008. Mr. Briscoe is a Registered Professional Geologist in the states of Arizona and California. From 1996 to April 2005, Mr. Briscoe was the Vice President of Exploration, and Chairman of the Board of JABA Exploration Inc., a TSX Venture Exchange Canadian public company. Mr. Briscoe was also the President, Chief Executive Officer and a Geologist of JABA (US) Inc. and President of Compania Minera JABA, S.A. de C.V. in Mexico. CompaniaMinera JABA, S.A. de C.V. is no longer active and is in the process of dissolution. During the periods of time indicated below, Mr. Briscoe served in the positions listed for the following two Canadian public companies:

Company	Title	From	To

1. Excellon	VP Exploration	April 1994	January 1996
2. JABA Inc.	CEO	January 1980	April 2005

We believe Mr. Briscoe is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Larry Liang – President & Director. Mr. Liang has a strong background in international business development both in China and the United States. As a banker and real estate broker, Mr. Liang has negotiated multi-million dollar transactions for Chinese, American and other international clients. His current focus is on entrepreneurial projects that will utilize his expertise in public and private mergers and acquisitions, joint ventures and strategic alliances. Previously, Mr. Liang had practiced corporate law for the Tian Lun Law Firm, one of southern China’s largest law firms. He holds law degrees from the Southwest University of Political Science and Law, Chong Qing, China and from the James E. Rogers College of Law, University of Arizona, Tucson, Arizona.

We believe Mr. Liang is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Gary Musil – Secretary and Director. Mr. Gary Musil was appointed as one of our directors on October 23, 2003 and is presently our corporate Secretary. Mr. Musil was our Chief Executive Officer and Chief Financial Officer from October 23, 2003 to February 3, 2004. Mr. Musil has more than 30 years of management and financial consulting experience. Mr. Musil has served as an officer and director on numerous public mining companies since 1988. This experience has resulted in his overseeing exploration projects in Peru, Chile, Eastern Europe (Slovak Republic), British Columbia, Ontario, Quebec and New Brunswick (Canada). Prior to this, he was employed for 15 years with Dickenson Mines Ltd. and Kam-Kotia Mines Ltd. as a controller for the producing silver/lead/zinc mine in the interior of British Columbia, Canada. Mr. Musil currently serves as an officer/director of four TSX Venture Exchange public companies in Canada. Mr. Musil has been the President, Chief Executive Officer, Chief Financial Officer and a director of International Montoro Resources Inc., a TSX Venture company and a reporting issuer in Canada, since February 1999. Mr. Musil has been the chief financial officer and secretary and a director of Belmont Resources Inc., a TSX Venture company and a reporting issuer in Canada, since August 1992. Mr. Musil has been the chief financial officer and a director of Megastar Development Corp, a TSX Venture company and a reporting issuer in Canada, since July 2006. Mr. Musil has been the Chief Financial Officer and secretary of Highbank Resources Ltd., a TSX Venture company and a reporting issuer in Canada, since December 1988.

We believe Mr. Musil is qualified to serve on our board of directors because of his knowledge of our company's history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

John Guilbert - Director. Dr. Guilbert was appointed as one of our directors on February 5, 2004. Dr. Guilbert is a Professor Emeritus at the University of Arizona and is a world-renowned geologist and author and a co-developer of the Lowell-Guilbert porphyry copper model and recipient of two mining awards, the R.A.F. Penrose Medal and the D.C. Jackling Award. Dr. Guilbert has served as a director of Excellon Inc. a Vancouver Stock Exchange listed company from 1992 - 1996. Dr. Guilbert has served as a Board Chairman and director for JABA Inc., an Alberta Stock Exchange (later CDNX then TSX) listed company from 1996 - 2002.

We believe Dr. Guilbert is qualified to serve on our board of directors because of his knowledge of our company's history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Keith Brill - Director. Mr. Brill was appointed as one of our directors on December 23, 2009. Mr. Brill received an International Master of Business Administration (IMBA) from the Moore School of Business, University of South Carolina in May 2005. He graduated from the South Carolina Honors College, University of South Carolina in May 2003 with a Bachelor of Science, magna cum laude, major in Economics and Finance, minor in Spanish. Mr. Brill has been a management consultant with PA Consulting Group, Inc., a leading global consulting firm, since 2004. He has provided multinational Fortune 500 companies with consulting advice on topics including cost reduction, operational efficiency, and IT strategy. Mr. Brill has extensive experience in conducting ROI analysis, developing business cases, and providing strategic financial advice on major business transformation programs.

We believe Mr. Brill is qualified to serve on our board of directors because of his knowledge of our company's history and current operations, which he gained from working for our company as described above, in addition to his education and business experience as described above.

Eduardo Othon - Director & Vice President Global Business Development. Mr. Othon joined Liberty Star in January 2010 as an executive focused on developing the Company's contacts in Mexico. In January 2011 Mr. Othon was named Vice President, Global Business Development and appointed to the Liberty Star board of directors reflecting his activities on behalf of the Company in the Middle East. He is the founder and President of Global Solutions LLC, a Tucson-based business development consulting firm and has participated in numerous transactions between international clients and Mexican mining concerns. Mr. Othon is a dual citizen of the US and Mexico. He holds a Bachelor of Art in Psychology from the University of Arizona. Effective November 17, 2011, Mr. Othon resigned as a director and Vice President, Global Business Development of our company.

Charles Vollmer - Director. Mr. Vollmer joined the board on February 15, 2011. Mr. Vollmer has significant experience and numerous contacts in the Middle East. From 1999 to 2007, Mr. Vollmer was under contract to the US government to assist moderate Arab and Muslim leaders to develop strategies and operational concepts for coalition building. In this capacity, Mr. Vollmer developed several hundred US/Arab strategy and policy documents and held twelve Mideast Air Chief and Cross-Cultural Symposia attended by leaders of a dozen nations in the Arab Gulf, Europe and the US. He is involved in Israel and Palestinian security issues and has extensive knowledge of the Israeli and Arab security establishments. US officials and war colleges reviewed a detailed analysis of Iran authored by Mr. Vollmer. He lectures on the Middle East, Islam and Arabs.

Family Relationships

There are no family relationships among our directors or officers.

Board and Committee Meetings

The board of directors of our company held four formal meetings in the year ended January 31, 2011 and one formal meeting in the year ended January 31, 2010. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and the By-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

There have been no material changes to the procedures by which our shareholders may recommend nominees to our board of directors during the year ended January 31, 2011. Shareholders may contact our CEO, Jim Briscoe, to recommend nominees to our board of directors.

For the year ended January 31, 2011 our only standing committee of the board of directors was our audit committee. We do not have a nominating committee or a compensation committee.

Audit Committee

Currently our audit committee consists of our entire board of directors. We do not have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act.

During fiscal years ended January 31, 2011 and January 31, 2010, there were no special meetings held by this committee. The business of the Audit Committee was conducted by resolutions consented to in writing by all the members of the board and filed with the minutes of the proceedings of the board.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its board of directors or audit committee that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K, or who is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our consolidated financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or,

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended January 31, 2011, all filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with.

Code of Ethics

Effective March 15, 2004, our company's board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our company's president and secretary (being our principal executive officer, principal financial officer and principal accounting officer), as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.

full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.

accountability for adherence to the Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics requires, among other things, that all of our company's Senior Officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly Senior Officers, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal and state securities laws. Any Senior Officer who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission on March 13, 2004 as Exhibit 14.1 to our annual report. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Liberty Star Uranium & Metals Corp., 5610 E Sutler Ln, Tucson, Arizona 85712.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of specified executive officers for years ended January 31, 2012 and 2011:

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Nonequity Incentive Plan Compensati on (US$)	Non-qualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)(1)	Total (US$)
James Briscoe Principal Executive Officer, CEO, Chairman and Director	2011 2012	115,500 84,000	6,800 Nil	Nil Nil	1,391,250 (2) Nil	Nil Nil	Nil Nil	Nil $89,667(5)	$1,513,550 $173,667
Larry Liang Director, President	2011 2012	17,500 75,000	Nil	Nil	66,250 (3) 220,000(4)	Nil	Nil	Nil	$83,750 $295,000
Eduardo Othon (7) Director & Vice President Global Business Development	2011 2012	27,901 Nil	Nil Nil	Nil Nil	66,250 (6) Nil	Nil Nil	Nil Nil	Nil Nil	$94,151 Nil

(1)

The value of perquisites and other personal benefits, securities and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus and is not reported herein.

(2)

Mr. Briscoe was awarded 52,500,000 incentive stock options on August 10, 2010 with a grant date fair value of $0.0265 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements.

(3)

Mr. Liang was awarded 2,500,000 incentive stock options on August 10, 2010 with a grant date fair value of $0.0265 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements.

(4)

Mr. Liang was awarded 10,000,000 incentive stock options on January 10, 2012 with a grant date fair value of $ $0.022 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements.

(5)	Amount includes accrued unpaid wages to Jim Briscoe during the year ended January 31, 2011.

(6)

Mr. Othon was awarded 2,500,000 incentive stock options on August 10, 2010 with a grant date fair value of $0.0265 per share. The assumptions used to determine the grant date fair value can be found in Note 8 to our audited consolidated financial statements. Due to this resignation, Mr. Othon’s unexercised options were cancelled on February 17, 2012.

(7)	Mr. Othon resigned from his position as Director and Vice President of Global Business Development on November 17, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2012.

	Option Awards					Stock Awards

Equity
Incentive
Plan
Awards :
								Equity	Market or
			Equity					Incentive	Payout
			Incentive					Plan	Value
			Plan					Awards :	of
			Awards:				Market	Number of	Unearned
	Number of	Number of	Number of			Number of	Value	Unearned	Shares,
	Securities	Securities	Securities			Shares or	of Shares	Shares, Units	Units
	Underlying	Underlying	Underlying			Units of	or Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	Stock	Rights that	Rights that
	Options	Options	Unearned	Exercise	Expiration	Have Not	that Have	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Not Vested	Vested	Vested
James Briscoe	52,500,000	Nil	Nil	$0.038	8/10/2015	Nil	Nil	Nil	Nil
James Briscoe	75,000	Nil	Nil	$0.06	5/21/2018	Nil	Nil	Nil	Nil
Larry Liang	2,500,000	Nil	Nil	$0.038	8/10/2015	Nil	Nil	Nil	Nil
Larry Liang	5,000,000	5,000,000	Nil	$0.027	1/10/2022	Nil	Nil	Nil	Nil
Eduardo Othon(1)	2,500,000	Nil	Nil	$0.038	8/10/2015	Nil	Nil	Nil	Nil

(1)

Effective November 17, 2011, Mr. Othon resigned as a director and Vice President, Global Business Development of our company. As such, Mr. Othon’s unexercised options were cancelled on February 17, 2012.

COMPENSATION PLANS

As of January 31, 2012 we had three compensation plans in place, entitled "2004 Stock Option Plan", “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1 for 4 reverse stock split on September 1, 2009.

		Number of securities to	Weighted-average	Number of securities
		be issued upon exercise	exercise price	of remaining available for
	Total number	of of outstanding	options outstanding options as	further issuance as at
Plan	securities authorized	as at January 31, 2012	at January 31, 2012	January 31, 2012
2004 Stock Option Plan	962,500	451,375	$4.51	511,125
2007 Stock Option Plan	2,500,000	212,500	$0.88	2,287,500
2010 Stock Option Plan(1)	95,500,000	93,500,000	$0.037	2,000,000

(2)

Effective November 17, 2011, Mr. Othon resigned as a director and Vice President, Global Business Development of our company. As such, Mr. Othon’s unexercised options consisting of 2,500,000 securities underlying such options were cancelled on February 17, 2012.

On January 10, 2012 the Company granted incentive stock options and non-qualified stock options to certain of our directors, officers, employees and consultants to purchase an aggregate of 10,500,000 shares of our common stock at an exercise price of $0.027 per share for a term expiring on January 10, 2022. The options were 50% vested upon granting. The options will vest another 25% on the one year anniversary of the date of grant. The options will vest another 25% on the two year anniversary of the date of grant. The options that were vested immediately may be exercised using a cash-less exercise formula.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Employment Contracts

We have not entered into any written employment agreements or compensation arrangements with any of our named executive officers. We have entered into a verbal agreement with James Briscoe, CEO and Director for annual salary of $148,000.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

During the fiscal year ended January 31, 2012, we issued the following Incentive stock options to our directors:

		Fees			Nonequity	Non-
		Earned or			Incentive	qualified
		Paid in	Stock	Option	Plan	Deferred	All Other
		Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	Earnings	(US$)(1)	(US$)
(US$)
Larry Liang	2012	Nil	Nil	220, 000 (2)	Nil	Nil	Nil	$220,000

(1)

The value of perquisites and other personal benefits, securities and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)	Mr. Liang was awarded 10,000,000 options on January 10, 2012 with a grant date fair value of $0.022 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 12, 2012 for:

  each of our executive officers and directors;
  all of our executive officers and directors as a group; and
  any other beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

	Amount and Nature of	Percentage
Name and Address of Beneficial Owner	Beneficial Ownership	of Class(1)
James Briscoe 5610 E Sutler Lane Tucson AZ 85712 USA	54,762,500 (2) (3)	8.5%
Gary Musil 3577 Marshall Street Vancouver BC V5N 4S2 Canada	7,547,000(3)	1.2%
John Guilbert 961 E Linda Vista Blvd. Tucson AZ 85727 USA	15,052,500(3)	2.3%
Keith Brill 250 Central Ave Apt B204 New York, NY 11559 USA	2,500,000(3)	<1%
Larry Liang 6651 N Campbell Ave #254 Tucson, AZ 85718 USA	7,500,000(3)	1.2%
Eddie Othon 6025 S 6th Avenue Tucson, AZ 85706 USA (4)	0	0%
Charles Vollmer 1645 White Pine Drive Vienna, VA 22182 USA	0	0%
Directors and Executive Officers as a Group	87,362,000	13.59%

(1)

Based on 642,631,457 shares of common stock issued and outstanding as of March 12, 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

There are 2,187,500 shares that are held by Alaska Star Minerals LLC. James Briscoe beneficially owns 100% of the membership interest in Alaska Star Minerals LLC. There are 52,575,000 incentive stock options granted to James Briscoe under the 2004, 2007 and 2010 stock option plans that are exercisable at January 31, 2011.

(3)	Includes incentive stock options granted under the 2004, 2007 and 2010 stock option plans that are exercisable at January 31, 2012.

(4)	Effective November 17, 2011, Mr. Othon resigned as a director and Vice President, Global Business Development of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Director Independence

We have no directors who meet the definition set forth in Rule 5605(a)(2) of the Listing Rules of the NASDAQ, which defines an “independent director” generally as a person other than an executive officer or employee of the company, or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the United States Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549, this Registration Statement on Form S-1 under the Securities Act. This Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site ( http://www.sec.gov ) that contains the Registration Statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, such as us.

You may also read and copy any reports, statements or other information that we have filed with the Commission at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public via commercial document retrieval services.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.           Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee	$710.52
Federal Taxes	$0
State Taxes and Fees	$0
Placement Agent Fees and Expenses	$0
Accounting Fees and Expenses	$0
Legal Fees and Expense	$0
Blue Sky Fees and Expenses	$0
Miscellaneous	$0
Total	$710.52

All amounts are estimates other than the Commission’s registration fee. Fairhills is paying all expenses, except for Accounting Fees and Expenses, of the offering listed above.

Item 14.           Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

On March 9, 2012 on investor exercised 84,615 of the May 2007 common stock purchase warrants. We issued 21,757 shares of common stock, paid the investor $2,000 and cancelled 62,858 common stock purchase warrants pursuant to a dispute resolution agreement dated February 29, 2012 No cash proceeds were received by us. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

On February 23, 2012, we sold 2,209,596 units at a price of $0.03168 per unit to one investor for gross proceeds of $70,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.04435 until February 23, 2015. The investor is a U.S. Person and in issuing securities to the investor we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

On February 3, 2012 we sold 2,000,715 units at a price of $0.02799 per unit to one investor for gross proceeds of $56,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03919 until February 3, 2015. The investor is a U.S. Person and in issuing securities to the investor we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

On February 13, 2012 an investor exercised 2,646,199 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 146,199 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

On December 13, 2011, we sold 5,800,000 units at a price of $0.0264 per unit to three investors for gross proceeds of $153,120. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.03696 until December 13, 2014. The investors are U.S. Persons and are accredited investors and in issuing securities to the investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

In August 2011, we sold 5,000,000 units at a price of $0.02 per unit to one investor for net proceeds of $100,000 pursuant to a letter agreement with Sagebrush Gold Ltd. The financing consisted of 5,000,000 common shares of our company and 2,500,000 whole share non-transferable common stock purchase warrants. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.04 until August 31, 2016. The common stock purchase warrants contain a cashless exercise provision allowing the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. The common stock purchase warrants also contain an exercise price adjustment whereby if we issue common stock, convertible debt instruments, warrants or stock options prior to the expiration of the warrants or complete exercise of the warrants at a price less $0.04 per common share, then the exercise price of these warrants shall be reduced to such lower price. The securities were issued to an accredited investor pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D.

In June 2011 an investor exercised 21,061,763 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 20,000,000 shares of common stock and cancelled 1,061,763 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

In August 2011 one investor exercised 2,598,898 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 98,898 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

In August 2011 one investor exercised 192,308 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 187,507 shares of common stock and cancelled 4,801 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

During the year ended January 31, 2011 investors exercised 140,808,847 common stock purchase warrants using the cashless exercise provision of the August 2009 common stock purchase warrants. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 135,848,741 shares of common stock and cancelled 4,960,106 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

During the year ended January 31, 2011 we issued 187,127,678 shares of common stock as repayment of $227,455 principal portion and $47,522 interest portion of the monthly payments on the May 2007, August 2008, May 2009 and August 2009 convertible notes. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933

On January 12, 2011, we sold 1,313,370 units at a price of $0.038 per unit to one investor for net proceeds of $50,000. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.06 until January 12, 2014. The securities were issued to an accredited investor pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D.

On November 12, 2010, we sold 5,465,114 units at a price of $0.0429 per unit to investors for net proceeds of $234,701. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.06 until November 12, 2013. The securities were issued to accredited investors pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D.

On October 20, 2010, we sold 25,000,000 units at a price of $0.04 per unit to one investor for gross proceeds of $1,000,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.056 until October 20, 2013. On November 12, 2010, we sold 5,465,114 units at a price of $0.043 per unit to four investors for gross proceeds of $235,000. Each unit consisted of one common share of our company and one non-transferable share purchase warrant. Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.06 until November 12, 2013. The investors are U.S. Persons and are accredited investors and in issuing securities to these investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

On August 10, 2010, we granted stock options to certain of our directors, officers and employees of our company to purchase an aggregate of 95,500,000 shares of our common stock at an exercise price of $0.038 per share for a term expiring on August 10, 2015. One of our directors and officers is not a “US person” as such term is defined in Regulation S and in granting the options to our non US director and officer, we relied on the registration exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and/or Regulation S, promulgated thereunder. In granting the options to our US directors, officers and employees, we relied on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act and/or by Rule 506 of Regulation D promulgated thereunder.

We issue convertible promissory notes in private placements of its securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933. The convertible notes were issued in May 2007, August 2008, May 2009 and August 2009. In February 2010 we modified the terms of these notes with three of the nine note holders to extend their maturity dates to February 28, 2011 with two 180 day extensions exercisable by the holder. The three note holders who signed the extension and modification agreement hold a majority of the outstanding balance of all notes. We issued detachable common stock purchase warrants with the May 2007 and August 2009 convertible notes.

	May 2007	August 2008	May 2009	August 2009
	Notes	Notes	Notes	Notes
Principal balance as of January 31, 2010	$1,873,583	$395,697	$162,344	$778,334
Unamortized discounts as of January 31, 2010	-	-	(12,414)	(192,772)
Accrued interest as of January 31, 2010	185,455	81,545	13,535	35,698
Common shares issued for conversions during the twelve months ended January 31, 2010	178,787,395	8,826,524	3,606,400	7,949,983
Common shares issued for conversions during the twelve months ended January 31, 2009	37,646,325	-	-	-

During the year ended January 31, 2010 we issued 109,370,577 shares of common stock for conversions of $127,264 of principal and $24,905 of accrued interest on the Convertible Notes from February 1, 2010 to May 7, 2010.

Item 16. Exhibits and Financial Statement Schedules

3.1	Articles of Incorporation(1)

3.2	Bylaws(2)

3.3	Certificate of Change to Authorized Capital(3)

3.4	Articles of Merger(3)

5.1	Opinion of Anslow & Jaclin, LLP

10.10	Form of Securities Purchase Agreement for May 11, 2007 Senior May 2007 Convertible Notes (4)

10.11	Form of Convertible Promissory Note for May 11, 2007 Senior May 2007 Convertible Notes (4)

10.12	Form of Common Stock Purchase Warrant for May 11, 2007 Senior May 2007 Convertible Notes (4)

10.13	List of Subscribers for May 11, 2007 Senior May 2007 Convertible Notes (4)

10.14	Form of Subscription Agreement for August 28, 2008 Secured Convertible Promissory Notes (5)

10.15	Form of Secured Convertible Promissory Notes dated August 28, 2008 (5)

10.16	Form of Security Agreement for August 28, 2008 Secured Convertible Promissory Notes (5)

10.17	Form of Subscription Agreement for May 21, 2009 Secured Convertible Promissory Notes (6)

10.18	Form of Secured Convertible Promissory Notes dated May 21, 2009 (6)

10.19	Form of Guarantee dated May 21, 2009 of Big Chunk Corp for May 21, 2009 Secured Convertible Promissory Notes (6)

10.20	Form of Lock Up Agreement for May 21, 2009 Secured Convertible Promissory Notes (6)

10.21	Form of Escrow Agreement for May 21, 2009 Secured Convertible Promissory Notes (6)

10.22	Form of Subscription Agreement for August 14, 2009 Secured Convertible Promissory Notes(7)

10.23	Form of Secured Convertible Promissory Notes dated August 14, 2009(7)

10.24	Form of Escrow Agreement for August 14, 2009 Secured Convertible Promissory Notes (7)

10.25	Form of Lock Up Agreement for August 14, 2009 Secured Convertible Promissory Notes(7)

10.26	Form of Warrant dated August 14, 2009(7)

10.27	Form of Guarantee dated August 14, 2009 of Big Chunk Corp for August 14, 2009 Secured Convertible Promissory Notes (7)

10.28	Form of Extension and Modification Agreement of Secured Convertible Promissory Notes (8)

10.29	Code of Ethics(3)

10.30	Form of Letter Agreement with Northern Dynasty Minerals, Ltd dated June 29, 2010 (9)

10.31	Form of Subscription Agreement for private placement of securities issued October 20, 2010 and November 12, 2010.(10)

10.32	Form of Subscription Agreement for private placement of securities issued January 12, 2011 (11)

10.33	Letter Agreement dated August 31, 2011 with Sagebrush Gold Ltd. (12)

10.34	Letter Agreement dated November 14, 2011 with Northern Dynasty. (13)

10.35	Secured Convertible Note dated September 1, 2011. (13)

10.36	Form of Subscription Agreement (14)

10.37	Form of Stock Option Agreement. (15)

10.38	Investment Agreement dated January 19, 2012 with Fairhills Capital Offshore Ltd. (16)

10.39	Registration Rights Agreement dated January 19, 2012 with Fairhills Capital Offshore Ltd. (16)

23.1	Consent of Semple, Marchal & Cooper, LLP

23.2	Consent of Anslow & Jaclin, LLP (filed as Exhibit 5.1)

101.INS	XBRL INSTANCE DOCUMENT(17)

101.SCH	XBRL TAXONOMY EXTENSION SCHEMA(17)

101.CAL	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE(17)

101.DEF	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE(17)

101.LAB	XBRL TAXONOMY EXTENSION LABEL LINKBASE(17)

101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE(17)

(1)	Filed as an exhibit to our Registration Statement on Form SB-2, filed with the SEC on May 14, 2002.
(2)	Files as an exhibit to our Quarterly Report on Form 10-QSB, filed with the SEC on December 14, 2007.
(3)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on September 1, 2009.
(4)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on May 15, 2007.
(5)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on September 3, 2008.
(6)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on May 26, 2009.
(7)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on August 14, 2009.
(8)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on March 3, 2010.
(9)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on June 29, 2010.
(10)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on November 15, 2010.
(11)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on January 12, 2011.
(12)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on September 7, 2011.
(13)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on November 25, 2011.
(14)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on December, 29, 2011.
(15)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on January 24, 2012.
(16)	Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on February 1, 2012.
(17)	Filed as an exhibit to our Quarterly Report on Form 10-Q, filed with the SEC on December 14, 2011.

Item 17. Undertakings

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

                    (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                    (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

                    Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

               (2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

               (3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

               (4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          If the registrant is relying on Rule 430B:

                    (i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          If the registrant is relying on Rule 430A:

                    (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, Liberty Star Uranium & Metals Corp. the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tucson, Arizona, on March 12, 2012.

LIBERTY STAR URANIUM & METALS CORP.

By:	/s/ James Briscoe
James Briscoe
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Briscoe	Chief Executive Officer	March 12, 2012
James Briscoe	Chief Financial Officer, Chairman of the Board and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by a majority of the board of directors and on the dates indicated.

Signature	Date

/s/ James Briscoe	March 12, 2012
James Briscoe

/s/ Gary Musil	March 12, 2012
Gary Musil

/s/ John Guilbert	March 12, 2012
John Guilbert

/s/ Keith Brill	March 12, 2012
Keith Brill

/s/ Larry Liang	March 12, 2012
Larry Liang

/s/ Eduardo Othon	March 12, 2012
Eduardo Othon

/s/ Charles Vollmer	March 12, 2012
Charles Vollmer

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	October 31, 2011
	(Unaudited)	January 31, 2011
Current:
Cash and cash equivalents	$182,392	$1,100,315
Prepaid expenses and supplies	5,613	8,060
Total current assets	188,005	1,108,375

Property and equipment, net	144,062	163,151
Certificates of deposit	3,000	3,000

Total assets	$335,067	$1,274,526

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current:
Current portion of long-term debt	$3,763	$3,763
Convertible promissory note	3,561,816	3,000,000
Accounts payable and accrued liabilities	26,307	40,315
Accrued wages to related party	120,700	93,700
Accrued interest	422,034	164,383
Total current liabilities	4,134,620	3,302,161

Long-term debt, net of current portion	19,353	22,024

Total liabilities	4,153,973	3,324,185

Stockholders’ equity (deficit)
Common stock - $.00001 par value; 1,250,000,000 shares authorized; 630,099,389 and 602,411,882 shares issued and outstanding	6,301	6,024
Additional paid-in capital	45,813,842	45,714,119
Deficit accumulated during the exploration stage	(49,639,049)	(47,769,802)
Total stockholders’ equity (deficit)	(3,818,906)	(2,049,659)

Total liabilities and stockholders’ equity (deficit)	$335,067	$1,274,526

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

									Cumulative from
									date of inception
		For the three		For the three		For the nine		For the nine	(August 20, 2001)
		months ended		months ended		months ended		months ended	to
		October 31, 2011		October 31, 2010		October 31, 2011		October 31, 2010	October 31, 2011
Revenues		$-		$-		$-		$-	$-

Expenses:
Geological and geophysical costs		703,150		1,406,081		910,262		1,483,873	14,062,282
Salaries and benefits		84,536		1,170,642		225,777		1,234,102	3,707,984
Public relations		5,299		27,486		46,442		31,382	770,484
Depreciation		15,758		14,633		47,902		45,610	864,135
Legal		25,058		117,218		50,380		160,402	879,572
Professional services		12,655		15,381		68,207		70,532	1,255,007
General and administrative		50,224		32,481		213,604		72,759	1,925,725
Travel		8,941		22,957		48,150		27,794	239,639
Settlement expense		-		13,241,020		-		13,241,020	13,241,020
Impairment loss		-		-		-		-	16,092,870
Net operating expenses		905,621		16,047,899		1,610,724		16,367,474	53,038,718

Loss from operations		(905,621)		(16,047,899)		(1,610,724)		(16,367,474)	(53,038,718)

Other income (expense):
Interest income		114		88		805		201	198,560
Interest expense		(93,731)		(89,026)		(259,328)		(597,790)	(5,818,800)
Debt conversion expense		-		-		-		-	(103,437)
Loss on sale of assets		-		-		-		(3,042)	(42,453)
Loss on change in fair value of warrant liability		-		(3,386,834)		-		(3,700,389)	(3,692,462)
Other income		-		1,000,000		-		1,125,000	1,350,390
Income from Elle Venture		-		-		-		-	300,000
Foreign exchange gain		-		-		-		-	505
Gain on settlement of debt to related party		-		-		-		-	7,366
Total other income (expense)		(93,617)		(2,475,772)		(258,523)		(3,176,020)	(7,800,331)

Loss before income taxes		(999,238)		(18,523,671)		(1,869,247)		(19,543,494)	(60,839,049)

Income tax expense		-		-		-		-	-

Net loss		$(999,238)	$	(18,523,671)		$(1,869,247)	$	(19,543,494)	$(60,839,049)

Basic and diluted net loss per share of common stock	$	(0.00)	$	(0.04)	$	(0.00)	$	(0.05)	$(0.59)

Basic and diluted weighted average number of shares of common stock outstanding		625,158,491		461,500,867		613,735,561		399,286,472	103,936,173

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(Unaudited)

			Additional	Deficit accumulated	Total
	Common stock		paid-in	during	stockholders’
	Shares	Amount	capital	the exploration stage	equity (deficit)
Balance, August 20, 2001 (Date of inception)	-	$-	$-	$-	$-
Common stock issued for cash	5,000,000	50	99,950	-	100,000
Net loss for the period from inception, August 20, 2001, to January 31, 2004	-	-	-	(132,602)	(132,602)
Balance, January 31, 2004	5,000,000	50	99,950	(132,602)	(32,602)
Acquisition, February 3, 2004	4,375,000	44	15,924,956	-	15,925,000
Issuance of common stock and warrants private placement	650,000	7	2,999,993	-	3,000,000
Options issued for services	-	-	94,350	-	94,350
Return of shares	(1,750,000)	(18)	(11,199,982)	11,200,000	-
Net loss for the year ended January 31, 2005	-	-	-	(18,392,024)	(18,392,024)
Balance, January 31, 2005	8,275,000	83	7,919,267	(7,324,626)	594,724
Issuance of common stock and warrants private placement	972,172	10	5,052,722	-	5,052,732
Net loss for the year ended January 31, 2006	-	-	-	(4,627,965)	(4,627,965)
Balance, January 31, 2006	9,247,172	93	12,971,989	(11,952,591)	1,019,491
Issuance of common stock private placement	990,596	10	2,545,985	-	2,545,995
Issuance of common stock for services	37,500	-	93,000	-	93,000
Expenses of common stock issuance	-	-	(320,000)	-	(320,000)
Options granted to consultants and employees	-	-	832,343	-	832,343
Net loss for the year ended January 31, 2007	-	-	-	(3,267,948)	(3,267,948)
Balance, January 31, 2007	10,275,268	103	16,123,317	(15,220,539)	902,881
Issuance of common stock private placement	429,700	4	1,074,413	-	1,074,417
Issuance of common stock for services	28,000	-	54,540	-	54,540
Issuance of common stock for conversion of promissory note	99,884	1	259,698	-	259,699
Options granted to employees and consultants	-	-	358,646	-	358,646
Issuance of common stock purchase warrants	-	-	1,421,538	-	1,421,538
Beneficial conversion feature of convertible promissory notes	-	-	1,842,734	-	1,842,734
Net loss for the year ended January 31, 2008	-	-	-	(5,697,935)	(5,697,935)
Balance, January 31, 2008	10,832,852	108	21,134,886	(20,918,474)	216,520
Issuance of common stock for conversion or payment of promissory note	37,646,325	376	1,839,135	-	1,839,511
Issuance of common stock for inducement to convert promissory note	7,500	-	9,000	-	9,000
Reduction of conversion price for inducement to convert promissory note	-	-	94,437	-	94,437
Stock based compensation	-	-	576,244	-	576,244
Common stock purchase warrants exercise price reduction	-	-	67,700	-	67,700
Net loss for the year ended January 31, 2009	-	-	-	(4,176,066)	(4,176,066)
Balance, January 31, 2009	48,486,677	484	23,721,402	(25,094,540)	(1,372,654)
Issuance of common stock for conversion or payment of promissory note	199,170,302	1,992	603,661	-	605,653
Beneficial conversion feature of convertible promissory notes	-	-	330,366	-	330,366
Net loss for the year ended January 31, 2010	-	-	-	(2,809,843)	(2,809,843)
Balance, January 31, 2010	247,656,979	2,476	24,655,429	(27,904,383)	(3,246,478)
Issuance of common stock for conversion or payment of promissory note	187,127,678	1,872	273,105	-	274,977
Issuance of common stock and warrants private placement, net	31,778,484	318	1,284,363	-	1,284,681
Exercise of common stock purchase warrants	135,848,741	1,358	1,880,588	-	1,881,946
Issuance and modification of common stock purchase warrants	-	-	15,089,884	-	15,089,884
Stock based compensation	-	-	2,530,750	-	2,530,750
Net loss for the year ended January 31, 2011	-	-	-	(19,865,419)	(19,865,419)
Balance, January 31, 2011	602,411,882	6,024	45,714,119	(47,769,802)	(2,049,659)
Exercise of common stock purchase warrants	22,687,507	227	(227)	-	-
Issuance of common stock and warrants private placement, net	5,000,000	50	99,950	-	100,000
Net loss for the nine months ended October 31, 2011	-	-	-	(1,869,247)	(1,869,247)
Balance, October 31, 2011	630,099,389	$6,301	$45,813,842	$(49,639,049)	$(3,818,906)

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

				Cumulative from
				date of inception
	For the nine		For the nine	(August 20, 2001)
	months ended		months ended	to
	October 31, 2011		October 31, 2010	October 31, 2011
Net change in cash and cash equivalents
Cash flows from operating activities:
Net loss	$(1,869,247)	$	(19,543,494)	$(60,839,049)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	47,902		45,610	864,135
Amortization of deferred financing charges	-		19,690	542,716
Amortization of discount on convertible promissory notes	-		205,185	3,632,995
Impairment loss	-		-	16,092,870
Loss on sale of fixed assets	-		3,042	42,453
Loss on change in fair value of warrant liability	-		3,700,389	3,692,462
Share based compensation	-		2,530,750	4,297,983
Share and warrant based payments	-		13,523,589	14,421,627
Non-cash other income from sale of mineral claims	-		(1,000,000)	(1,000,000)
Non-cash geological costs paid from the issuance of convertible promissory note	561,816		-	561,816
Changes in assets and liabilities:
Prepaid expenses and supplies	2,447		117,973	36,834
Other current assets	-		-	(7,875)
Certificates of deposit	-		-	(11,435)
Other assets	-		-	(25,000)
Accounts payable and accrued expenses	(14,008)		(192,342)	20,292
Accrued wages related party	27,000		(5,441)	120,700
Accrued interest	257,651		88,767	830,235
Net cash used in operating activities	(986,439)		(506,282)	(16,726,241)

Cash flows from investing activities:
Proceeds from the sale of fixed assets	-		252,368	407,327
Proceeds from redemption of certificate of deposit	-		-	213,232
Purchase of certificate of deposit	-		-	(204,797)
Purchase of equipment	(28,813)		(1,147)	(1,178,431)
Net cash provided by (used in) investing activities	(28,813)		251,221	(762,669)

Cash flows from financing activities:
Principal activity on long-term debt	(2,671)		(118,631)	(499,224)
Principal activity on capital lease obligation	-		-	(39,298)
Principal activity on convertible promissory notes	-		-	(286,227)
Proceeds from the issuance of common stock, net of expenses	100,000		999,980	12,524,755
Proceeds from the sale of convertible promissory notes	-		466,217	5,772,371
Proceeds from long-term debt	-		-	198,925
Net cash provided by financing activities	97,329		1,347,566	17,671,302

Net increase (decrease) in cash and cash equivalents for period	(917,923)		1,092,505	182,392

Cash and cash equivalents, beginning of period	1,100,315		20,522	-

Cash and cash equivalents, end of period	$182,392		$1,113,027	$182,392

Interest paid during the period	$1,677		$1,579	$202,311

The Accompanying Notes are an Integral Part of the Condensed Consolidated Financial Statements

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 – Organization

Liberty Star Uranium & Metals Corp. (the “Company”, “we” or “Liberty Star”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on the Company’s mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current concentrated efforts on uranium exploration. We are considered to be an exploration stage company, as we have not generated any revenues from operations.

These condensed consolidated financial statements include the results of operations and cash flows of Liberty Star Uranium & Metals Corp. and its wholly owned subsidiaries, Big Chunk and Redwall, from the dates of acquisition. All significant intercompany accounts and transactions were eliminated upon consolidation.

These condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) with the on-going assumption that we will be able to realize our assets and discharge our liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about our ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Our operations have primarily been funded by the issuance of common stock and debt. Continued operations are dependent on our ability to complete equity financings, debt financings, joint venture agreements or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings, joint venture agreements or debt. Such financings may not be available, or may not be available on reasonable terms.

NOTE 2 – Interim financial statement disclosure

The condensed consolidated financial statements included herein have been prepared by Liberty Star Uranium & Metals Corp. without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and should be read in conjunction with our annual report on Form 10-K for the year ended January 31, 2011 as filed with the SEC under the Securities and Exchange Act of 1934 (the “Exchange Act”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, as permitted by the SEC, although we believe the disclosures which are made are adequate to make the information presented not misleading. The condensed consolidated financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at October 31, 2011 and the results of our operations and cash flows for the periods presented.

Interim results are subject to significant seasonal variations and the results of operations for the three and nine months ended October 31, 2011 are not necessarily indicative of the results to be expected for the full year.

NOTE 3 - Summary of significant accounting policies

The summary of significant accounting policies presented below is designed to assist in understanding our condensed consolidated financial statements. Such condensed consolidated financial statements and accompanying notes are the representations of our management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP") in all material respects, and have been consistently applied in preparing the accompanying condensed consolidated financial statements.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The valuation of stock-based compensation, valuation of common stock purchase warrants, value of embedded conversion options, value of beneficial conversion features, valuation allowance on deferred tax assets, the determination of useful lives and recoverability of depreciable assets, accruals, and contingencies are significant estimates made by management. It is at least reasonably possible that a change in these estimates may occur in the near term.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - continued

NOTE 3 - Summary of significant accounting policies - continued

Principles of consolidation
The condensed consolidated financial statements include our accounts and our wholly-owned subsidiary, Big Chunk, from the date of acquisition, February 5, 2004. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Cash and cash equivalents
We consider cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. We maintain our cash in bank deposit accounts which, for periods of time, may exceed federally insured limits. At October 31, 2011 and January 31, 2011, we had cash in bank deposit accounts that exceeded federally insured limits of $0 and $751,000, respectively.

Mineral claim costs
We account for costs incurred to acquire, maintain and explore mineral properties as a charge to expense in the period incurred until the time that a proven mineral resource is established, at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Property and equipment
Property and equipment is stated at cost. We capitalize all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment is reviewed periodically for impairment. The estimated useful lives range from 2 to 7 years.

Convertible promissory notes
We report convertible promissory notes as liabilities at their carrying value less unamortized discounts, which approximates fair value. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when material and when required in accordance with the applicable accounting guidance. When convertible promissory notes are converted into shares of our common stock in accordance with the debt’s terms, no gain or loss is recognized. We account for inducements to convert as an expense in the period incurred, included in debt conversion expense.

Common stock purchase warrants
We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value when material. For common stock purchase warrants reported as a derivative liability, as well as new and modified warrants reported as equity, we utilize the Black-Scholes valuation method in order to estimate fair market value.

Fair Value of Financial Assets and Liabilities
The Company measures and discloses certain financial assets and liabilities at fair value. Authoritative guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Authoritative guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.
Level 2 -

Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Net loss per share
Basic net loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. The calculation of basic loss per share gives retroactive effect to an eight for one forward stock split on January 6, 2004 which resulted in 20,000,000 common shares outstanding. The calculation of basic loss per share gives retroactive effect to a one for four reverse stock split on September 1, 2009 which resulted in 67,261,764 common shares outstanding. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock that are not anti-dilutive. At October 31, 2011 and January 31, 2011, there were 170,786,566 and 204,639,535 potentially dilutive instruments outstanding, respectively. Additionally, at October 31, 2011 and January 31, 2011 if settlement of the Convertible Promissory Notes were completed by the issuance of common shares there would be 127,483,191 and 83,846,926 additional shares, respectively. These instruments were not included in the determination of diluted loss per share as their effect was anti-dilutive.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - continued

NOTE 3 - Summary of significant accounting policies - continued

Recently issued accounting standards
There have been no recent accounting pronouncements or changes in accounting pronouncements during the nine months ended October 31, 2011, that are of significance, or potential significance, to us.

NOTE 4 – Property and equipment

The balances of our major classes of depreciable assets are:

	October 31, 2011	January 31, 2011
Geology equipment	$346,977	$327,105
Vehicles and transportation equipment	50,180	50,180
Office furniture and equipment	83,513	74,572
	480,670	451,857
Less: Accumulated depreciation	(336,608)	(288,706)

	$144,062	$163,151

NOTE 5 – Convertible promissory notes

We issue convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On July 15, 2010 we issued a secured convertible promissory note bearing interest at a rate of 10% per annum compounded monthly (the “Convertible Note”) to Northern Dynasty Minerals Ltd (“Northern Dynasty”). Effective September 1, 2011 the agreement with Northern Dynasty was amended to increase the secured convertible promissory note by $561,816 to reimburse Northern Dynasty for assessment work, rental fees, cash in lieu of assessment work and filing fees on the mineral claims that was paid in 2010 and 2011 because we could not come to an agreement on the earn-in option and joint venture agreement with Northern Dynasty. Principal balance of the Convertible Note at October 31, 2011 and January 31, 2011 was $3,561,816 and $3,000,000 respectively. Accrued interest on the Convertible Note at October 31, 2011 and January 31, 2011 was $422,034 and $164,383, respectively.

As part of the transaction noted above, Northern Dynasty can earn a 60% interest in our Big Chunk project in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty may be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty may elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor is performed, or a cash payment in lieu of labor is made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in.

The Convertible Note is secured against substantially all of the Company’s assets. The Convertible Note is due for repayment 45 days after the earlier to occur of: (i) Northern Dynasty’s completion of its earn-in to the Joint Venture Claims unless it has elected to deem the entire outstanding balance of the Convertible Note (including interest thereon) to be part of the earn-in expenditure requirements and (ii) termination of Northern Dynasty’s earn-in right by voluntary abandonment provided that $1,000,000 in expenditures has been made; or (iii) termination of Northern Dynasty’s earn-in right on account of a superior third party joint venture offer.

Provided a minimum of $1,000,000 has been expended by Northern Dynasty on earn in expenses, the Convertible Note will be convertible until repaid or deemed repaid, into common shares of our company at the 5 day volume weighted average trading price immediately prior to Northern Dynasty giving a notice of conversion less the maximum allowable discount applicable as if our shares were listed on the TSX Venture Exchange. At October 31, 2011, Northern Dynasty has expended $546,016 of the $1,000,000 earn in expenses. The Convertible Note may be pre-paid by our company without penalty at any time on 10 days prior notice during which time Northern Dynasty’s conversion rights are unaffected.

If settlement of the Convertible Note occurred on October 31, 2011, we would have been obligated to pay $3,561,816 in principal and $422,034 of accrued interest. If the settlement were completed by the issuance of common shares the conversion price at October 31, 2011 would have been $0.03125 per share for a total of 127,483,191 shares required to convert the Convertible Note.

We have classified the entire amount as a current liability as we were not able to come to terms of an agreement regarding the joint venture agreement at October 31, 2011 and as a result the Convertible Note can be called by Northern Dynasty.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - continued

NOTE 6 – Common stock

Our common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

In June 2011 one investor exercised 21,061,763 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 20,000,000 shares of common stock and cancelled 1,061,763 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933.

In August 2011 one investor exercised 2,598,898 of the August 2009 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 2,500,000 shares of common stock and cancelled 98,898 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933.

In August 2011 one investor exercised 192,308 of the May 2007 common stock purchase warrants using the cashless exercise provision. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 187,507 shares of common stock and cancelled 4,801 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received. We issued these shares pursuant to an exemption from registration set out in Section 4(2) of the Securities Act of 1933.

In August 2011, we sold 5,000,000 units at a price of $0.02 per unit to one investor for net proceeds of $100,000. The financing consisted of 5,000,000 common shares of our company and 2,500,000 whole share non-transferable common stock purchase warrants. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.04 until August 31, 2016. The common stock purchase warrants contain a cashless exercise provision allowing the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. The common stock purchase warrants also contain an exercise price adjustment whereby if we issue common stock, convertible debt instruments, warrants or stock options prior to the expiration of the warrants or complete exercise of the warrants at a price less $0.04 per common share, then the exercise price of these warrants shall be reduced to such lower price. The securities were issued to an accredited investor pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D.

As of October 31, 2011, there were 87,122,691 whole share purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 2.6 years and a weighted average exercise price of $0.05 per whole warrant for one common share. Whole share purchase warrants outstanding at October 31, 2011 are as follows:

	Number of whole share	Weighted average exercise
	purchase warrants	price per share

Outstanding, January 31, 2011	108,475,660	0.04
Issued	2,500,000	0.04
Exercised	(23,852,969)	0.002

Outstanding, October 31, 2011	87,122,691	$0.05
Exercisable, October 31, 2011	87,122,691	$0.05

During the nine months ended October 31, 2011 there were 12,500,000 vested incentive stock options that expired and no stock options granted. The expired options had a weighted average exercise price of $0.038 per option. At October 31, 2011 there were 778,500 non-qualified stock options outstanding and exercisable with a weighted average exercise price of $1.654 per option. At October 31, 2011 there were 82,885,375 incentive stock options outstanding and exercisable with a weighted average exercise price of $0.049 per option.

NOTE 7 – Related party transactions

We entered into the following transactions with related parties during the period ended October 31, 2011:

Paid or accrued $4,697 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, CEO and CFO, on a month-to-month basis for $522 per month.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - continued

NOTE 7 – Related party transactions – continued

At October 31, 2011 we had a balance of accrued unpaid wages of $120,700 to Jim Briscoe, our Chairman of the Board, CEO and CFO.

We entered into the following transactions with related parties during the period ended October 31, 2010:

Paid or accrued $4,322 in rent. We rented an office from Jim Briscoe, our Chairman of the Board, President, CEO and CFO, on a month-to-month basis for $459 per month through July 2010 and $522 per month beginning in August 2010.

We sold a trailer to Jim Briscoe, our Chairman of the Board, President, CEO and CFO, for $3,000.

At October 31, 2010 we had a balance of accrued unpaid wages of $94,059 to Jim Briscoe, our Chairman of the Board, President, CEO and CFO.

We recognized $2,451,250 of compensation expense for stock options granted to officers and directors of our company.

NOTE 8 – Commitments

We are required to perform annual assessment work in order to maintain the Big Chunk and Bonanza Hills Alaska State mining claims. If annual assessment work is not performed the Company must pay the assessment amount in cash in order to maintain the claims. Completion of annual assessment work in the amount of $400 per ¼ section (160 acre) claim or $100 per ¼ -¼ section (40 acre) claim extends the claims for a one-year period from the staking of claims. Assessment work performed in excess of the required amount may be carried forward for up to four years to satisfy future obligations. The Company estimates that the required annual assessments to maintain the claims will be approximately $260,600. Sufficient funds have been expended to maintain the claims until August 31, 2012.

The annual state rentals for the Big Chunk and Bonanza Hills Alaska State mining claims vary from $70 to $280 per mineral claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. The rentals of $174,580 to extend the claims through September 1, 2012 were paid in November 2011. The estimated state rentals due by November 30, 2012 for the period from September 1, 2012 through September 1, 2013 are $174,580. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

We are required to pay annual rentals for our Federal lode mining claims for the North Pipes project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $140 per claim. The rentals of $60,340 for the period from September 1, 2011 to September 1, 2012 have been paid. The rentals due by September 1, 2012 for the period from September 1, 2012 through September 1, 2013 of $60,340 have not been paid.

We are required to pay annual rentals for our Federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $140 per claim. The rentals and initial filing fees of $12,474 for the period from September 1, 2011 to September 1, 2012 have been paid. The rentals due by September 1, 2012 for the period from September 1, 2012 through September 1, 2013 of $9,240 have not been paid.

On September 7, 2011 we entered into a letter agreement with Sagebrush Gold Ltd. to form a joint venture agreement. Under the terms of the letter agreement, all the uranium properties held by Sagebrush and Liberty Star will be transferred to a new corporation in exchange for shares of the new corporation. The letter agreement will terminate on December 31, 2011 if the reorganization is not complete unless extended by both parties. The reorganization has not yet completed as at the date of this quarterly report on Form 10-Q, and has had no effect on the condensed consolidated financial statements.

In December 2010 we entered into a 12 month non-cancellable operating lease for office space. The lease calls for monthly payments of rent plus sales tax of $2,280. We have the option to extend the lease for one additional twelve month term at current market rates. We recognized rent expense of $20,518 during the nine months ended October 31, 2011 pursuant to this lease. Future minimum lease payments pursuant to this lease total $3,751 payable during the fiscal year ending January 31, 2012.

In June 2011 we entered into a two year non-cancellable operating lease for warehouse space in Tucson. The lease calls for monthly payments of rent plus sales tax of $3,550. We have the option to extend the lease for one additional two year term at current market rates. We recognized rent expense of $17,750 during the nine months ended October 31, 2011 pursuant to this lease. Future minimum lease payments pursuant to this lease total $42,600 payable during the twelve months ended October 31, 2012 and $24,850 payable during the twelve months ended October 31, 2013.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - continued

NOTE 9 – Supplemental disclosures with respect to cash flows

The significant non-cash investing and financing transactions for the nine month period ended October 31, 2011 were as follows:

Issued 22,687,507 shares of common stock and cancelled 1,165,462 common stock purchase warrants for $0 proceeds received from the cash-less exercise of August 2009 and May 2007 common stock purchase warrants.

We amended our secured convertible promissory notes to increase the principal balance by $561,816 to reimburse the note holder for geological costs paid on our Alaska claims on our behalf.

The significant non-cash investing and financing transactions for the nine month period ended October 31, 2010 were as follows:

We issued 187,127,678 shares of common stock as repayment of $227,455 principal portion and $47,522 interest portion of the monthly payments on the convertible notes.

We issued $4,000,000 secured convertible promissory note to Northern Dynasty in exchange for $466,217 cash received and payoff of principal and interest on the May 2007, August 2008, May 2009 and August 2009 secured convertible promissory notes totaling $3,533,783.

We issued 22,098,601 common stock purchase warrants exercisable at $0.10 through September 15, 2013 pursuant to a settlement agreement with two of our warrant holders. We also amended the August 2009 common stock purchase warrants for four of our warrant holders pursuant to a settlement agreement. The warrants were increased by 134,712,799 warrants and the exercise price was reduced from $0.02 per common share to $0.002 per common share. The company recognized settlement expense of $13,241,020 related to these settlement agreements.

We issued 80,166,652 shares of common stock upon exercise of common stock purchase warrants for no cash proceeds as all exercises were completed pursuant to the cashless exercise provisions of the August 2009 common stock purchase warrants.

We recognized $2,530,750 of compensation expense related to the granting of 95,500,000 incentive and non-qualified stock options to officers, employees and consultants.

We transferred 95 of our mineral claims in the state of Alaska to Northern Dynasty in exchange for a $1,000,000 reduction of the principal of our secured convertible promissory note.

NOTE 10 – Fair value of financial instruments

Our financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, convertible notes payable, notes payable, and warrant liability. It is management's opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values. Gains and losses recognized on changes in fair value of financial instruments are reported in other income (expense) as gain (loss) on change in fair value. We estimate the fair value of the warrant liability using level 3 inputs and the Black-Scholes valuation model. We use historical volatility as a method to estimate expected volatility. At October 31, 2011 and January 31, 2011 we had no financial instruments outstanding that were estimated using level 1, level 2 or level 3 inputs that were deemed material.

NOTE 11 – Subsequent events

In November 2011 pursuant to the amended Northern Dynasty secured convertible promissory note, Northern Dynasty paid the annual rental fees in the amount of $166,740 on our Big Chunk mineral claims to renew them in good standing for an additional year. The amount will also apply against the $1,000,000 earn-in requirement resulting in a total of $712,756 of earn in expenditures paid by November 18, 2011.

NOTE 12 – Reclassifications

Certain amounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - continued

NOTE 13– Going concern

The Company is in the exploration stage, has incurred losses from operations, requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, the Company's auditors have expressed an uncertainty about the Company's ability to continue as a going concern in their opinion attached to our audited financial statements for the fiscal year ended January 31, 2011.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings or joint venture agreements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of January 31, 2011 and 2010

Consolidated Statements of Operations for the twelve months ended January 31, 2011, the twelve months ended January 31, 2010 and the period from inception (August 20, 2001) to January 31, 2011

Consolidated Statements of Stockholders' Equity (Deficit) for the period from inception (August 20, 2001) to January 31, 2011

Consolidated Statements of Cash Flows for the twelve months ended January 31, 2011, the twelve months ended January 31, 2010 and for the period from inception (August 20, 2001) to January 31, 2011

Notes to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Liberty Star Uranium & Metals Corp.

We have audited the accompanying consolidated balance sheets of Liberty Star Uranium & Metals Corp. (an exploration stage company) as of January 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the cumulative period from inception (August 20, 2001) through January 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2011 and 2010, and the results of its operations, changes in stockholders’ equity (deficit), and its cash flows for the years then ended, and for the cumulative period from inception (August 20, 2001) through January 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the consolidated financial statements, the Company is in the exploration stage, has suffered recurring losses from operations, and requires additional funds for further exploratory activity prior to attaining a revenue generating status. In addition, the Company may not find sufficient ore reserves to be commercially mined. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Semple, Marchal & Cooper, LLP
Phoenix, Arizona
Dated: May 2, 2011

F-14

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

ASSETS

	January 31, 2011	January 31, 2010
Current:
Cash and cash equivalents	$1,100,315	$20,522
Prepaid expenses and supplies	8,060	136,715
Total current assets	1,108,375	157,237

Property and equipment, net	163,151	409,631
Certificates of deposit	3,000	3,000
Deferred financing charges, net	-	19,690

Total assets	$1,274,526	$589,558

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current:
Current portion of long-term debt	$3,763	$95,881
Convertible promissory notes, net of discounts	3,000,000	3,004,772
Accounts payable and accrued liabilities	40,315	266,478
Accrued wages to related party	93,700	99,500
Accrued interest	164,383	316,233
Total current liabilities	3,302,161	3,782,864

Long-term debt, net of current portion	22,024	22,750
Warrant liability	-	30,422

Total liabilities	3,324,185	3,836,036

Stockholders’ equity (deficit)
Common stock - $.00001 par value; 1,250,000,000 shares authorized; 602,411,882 and 247,656,979 issued and outstanding	6,024	2,476
Additional paid-in capital	45,714,119	24,655,429
Deficit accumulated during the exploration stage	(47,769,802)	(27,904,383)
Total stockholders’ equity (deficit)	(2,049,659)	(3,246,478)

Total liabilities and stockholders’ equity (deficit)	$1,274,526	$589,558

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-15

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

						Cumulative from
						date of inception
		For the twelve		For the twelve		(August 20, 2001)
		months ended		months ended		to
		January 31, 2011		January 31, 2010		January 31, 2011
Revenues		$-		$-		$-

Expenses:
Geological and geophysical costs		1,526,572		773,802		13,152,020
Salaries and benefits		1,314,732		160,730		3,482,207
Accounting and auditing		93,258		108,687		1,042,808
Public relations		35,881		14,937		724,042
Depreciation		61,129		225,305		815,222
Legal		192,096		45,239		829,192
Professional services		-		-		143,992
General and administrative		107,228		167,972		1,713,132
Travel		53,280		613		191,489
Settlement expense		13,241,020		-		13,241,020
Impairment loss		-		185,370		16,092,870
Net operating expenses		16,625,196		1,682,655		51,427,994

Loss from operations		(16,625,196)		(1,682,655)		(51,427,994)

Other income (expense):
Interest income		776		41		197,755
Interest expense		(673,405)		(1,110,176)		(5,559,472)
Gain (loss) on sale of assets		7,795		(24,980)		(42,453)
Gain (loss) on change in fair value of warrant liability		(3,700,389)		7,927		(3,692,462)
Debt conversion expense		-		-		(103,437)
Other income		1,125,000		-		1,350,390
Income from Elle Venture		-		-		300,000
Foreign exchange gain		-		-		505
Gain on settlement of debt to related party		-		-		7,366
Total other income (expense)		(3,240,223)		(1,127,188)		(7,541,808)

Loss before income taxes		(19,865,419)		(2,809,843)		(58,969,802)

Income tax expense		-		-		-

Net loss	$	(19,865,419)	$	(2,809,843)	$	(58,969,802)

Basic and diluted net loss per share of common stock	$	(0.04)	$	(0.03)	$	(0.93)

Basic and diluted weighted average number of shares of common stock outstanding		444,262,699		82,937,096		63,603,934

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-16

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

				Deficit accumulated	Total
			Additional	during	stockholders’
	Common stock		paid-in	the exploration	equity
	Shares	Amount	capital	stage	(deficit)
Balance, August 20, 2001 (Date of inception)	-	$-	$-	$-	$-
Common stock issued for cash	5,000,000	50	99,950	-	100,000
Net loss for the period from inception, August 20, 2001, to January 31, 2004	-	-	-	(132,602)	(132,602)
Balance, January 31, 2004	5,000,000	50	99,950	(132,602)	(32,602)
Acquisition, February 3, 2004	4,375,000	44	15,924,956	-	15,925,000
Issuance of common stock and warrants private placement	650,000	7	2,999,993	-	3,000,000
Options issued for services	-	-	94,350	-	94,350
Return of shares	(1,750,000)	(18)	(11,199,982)	11,200,000	-
Net loss for the year ended January 31, 2005	-	-	-	(18,392,024)	(18,392,024)
Balance, January 31, 2005	8,275,000	83	7,919,267	(7,324,626)	594,724
Issuance of common stock and warrants private placement	972,172	10	5,052,722	-	5,052,732
Net loss for the year ended January 31, 2006	-	-	-	(4,627,965)	(4,627,965)
Balance, January 31, 2006	9,247,172	93	12,971,989	(11,952,591)	1,019,491
Issuance of common stock private placement	990,596	10	2,545,985	-	2,545,995
Issuance of common stock for services	37,500	-	93,000	-	93,000
Expenses of common stock issuance	-	-	(320,000)	-	(320,000)
Options granted to consultants and employees	-	-	832,343	-	832,343
Net loss for the year ended January 31 2007	-	-	-	(3,267,948)	(3,267,948)
Balance, January 31, 2007	10,275,268	103	16,123,317	(15,220,539)	902,881
Issuance of common stock private placement	429,700	4	1,074,413	-	1,074,417
Issuance of common stock for services	28,000	-	54,540	-	54,540
Issuance of common stock for conversion of promissory note	99,884	1	259,698	-	259,699
Options granted to employees and consultants	-	-	358,646	-	358,646
Issuance of common stock purchase warrants	-	-	1,421,538	-	1,421,538
Beneficial conversion feature of convertible promissory notes	-	-	1,842,734	-	1,842,734
Net loss for the year ended January 31, 2008	-	-	-	(5,697,935)	(5,697,935)
Balance, January 31, 2008	10,832,852	108	21,134,886	(20,918,474)	216,520
Issuance of common stock for conversion or payment of promissory note	37,646,325	376	1,839,135	-	1,839,511
Issuance of common stock for inducement to convert promissory note	7,500	-	9,000	-	9,000
Reduction of conversion price for inducement to convert promissory note	-	-	94,437	-	94,437
Stock based compensation	-	-	576,244	-	576,244
Common stock purchase warrants exercise price reduction	-	-	67,700	-	67,700
Net loss for the year ended January 31, 2009	-	-	-	(4,176,066)	(4,176,066)
Balance, January 31, 2009	48,486,677	484	23,721,402	(25,094,540)	(1,372,654)
Issuance of common stock for conversion or payment of promissory note	199,170,302	1,992	603,661	-	605,653
Discounts on convertible promissory notes for beneficial conversion feature and detachable purchase warrants	-	-	330,366	-	330,366
Net loss for the year ended January 31, 2010	-	-	-	(2,809,843)	(2,809,843)
Balance, January 31, 2010	247,656,979	2,476	24,655,429	(27,904,383)	(3,246,478)
Issuance of common stock for conversion or payment of promissory note	187,127,678	1,872	273,105	-	274,977
Issuance of common stock and warrants private placement, net	31,778,484	318	1,284,363	-	1,284,681
Exercise of common stock purchase warrants	135,848,741	1,358	1,880,588	-	1,881,946
Issuance and modification of common stock purchase warrants	-	-	15,089,884	-	15,089,884
Stock based compensation	-	-	2,530,750	-	2,530,750
Net loss for the year ended January 31, 2011	-	-	-	(19,865,419)	(19,865,419)
Balance, January 31, 2011	602,411,882	$6,024	$45,714,119	$(47,769,802)	$(2,049,659)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-17

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

						Cumulative from
						date of inception
		For the twelve		For the twelve		(August 20, 2001)
		months ended		months ended		to
		January 31, 2011		January 31, 2010		January 31, 2011
Net change in cash and cash equivalents
Cash flows from operating activities:
Net loss	$	(19,865,419)	$	(2,809,843)	$	(58,969,802)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation		61,129		225,305		816,233
Amortization of deferred financing charges		19,690		110,023		542,716
Amortization of discount on convertible promissory notes		205,185		640,821		3,632,995
Mineral claim costs		-		-		343,085
Impairment loss		-		185,370		16,092,870
(Gain) loss on sale of fixed assets		(7,795)		24,980		42,453
(Gain) loss on change in fair value of warrant liability		3,700,389		(7,927)		3,692,462
Share based compensation		2,530,750		-		4,297,983
Share and warrant based payments		13,241,020		-		13,795,973
Interest paid through issuance of debt		282,569		-		282,569
Non-cash other income from sale of mineral claims		(1,000,000)		-		(1,000,000)
Changes in assets and liabilities:
Prepaid expenses and supplies		128,655		10,769		34,387
Other current assets		-		-		(7,875)
Certificates of deposit		-		-		(11,435)
Other assets		-		-		(25,000)
Accounts payable and accrued expenses		(226,163)		222,259		34,300
Accrued wages related party		(5,800)		57,000		93,700
Accrued interest		164,383		335,735		572,584
Net cash used in operating activities		(771,407)		(1,005,508)		(15,739,802)

Cash flows from investing activities:
Proceeds from the sale of fixed asset		269,601		76,640		407,327
Proceeds from redemption of certificate of deposit		-		-		213,232
Purchase of certificate of deposit		-		-		(204,797)
Purchase of equipment		(50,668)		-		(1,149,618)
Net cash provided by (used in) investing activities		218,933		76,640		(733,856)

Cash flows from financing activities:
Principal activity on long-term debt		(118,631)		(39,231)		(496,553)
Principal activity on capital lease obligation		-		-		(39,298)
Principal activity on convertible promissory notes		-		-		(286,227)
Net repayments from related parties		-		1,888		-
Proceeds from the issuance of common stock, net of expenses		1,284,681		-		12,424,755
Proceeds from the sale of convertible promissory notes		466,217		923,483		5,772,371
Proceeds from long-term debt		-		-		198,925
Net cash provided by financing activities		1,632,267		886,140		17,573,973

Net increase (decrease) in cash and cash equivalents for period		1,079,793		(42,728)		1,100,315

Cash and cash equivalents, beginning of period		20,522		63,250		-

Cash and cash equivalents, end of period		$1,100,315		$20,522		$1,100,315

Interest paid during the period		$1,579		$23,596		$200,635

Income taxes paid		$-		$-		$-

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-18

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization

Liberty Star Uranium & Metals Corp. (the “Company” or “We” or “Liberty Star”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004 we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) is our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current concentrated efforts on uranium exploration. We are considered to be an exploration stage company, as we have not generated any revenues from operations.

In December 2006, we entered into a joint venture agreement (“Elle Venture”) with XState Resources Limited (“XState”). We hold a 50% interest in the Elle Venture, a general partnership with XState that was formed to explore and, if warranted, develop certain US Federal lode mining claims within the North Pipes Super Project area on the Arizona strip, Northern Arizona. The Elle Venture ceased exploration activities in 2008 and has been inactive since that date.

These consolidated financial statements include the results of operations and cash flows of Liberty Star Uranium & Metals Corp. and its wholly owned subsidiaries, Big Chunk and Redwall, from the dates of acquisition. All significant intercompany accounts and transactions were eliminated upon consolidation.

These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with the on-going assumption that we will be able to realize our assets and discharge our liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Our operations have primarily been funded by the issuance of common stock and debt. Continued operations are dependent on our ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings, joint venture agreements or debt. Such financings may not be available, or may not be available on reasonable terms.

NOTE 2 – Summary of significant accounting policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements. The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The valuation of stock-based compensation, valuation of common stock purchase warrants, value of embedded conversion options, value of beneficial conversion features, valuation allowance on deferred tax assets, the determination of useful lives and recoverability of depreciable assets, accruals, and contingencies are significant estimates made by management. It is at least reasonably possible that a change in these estimates may occur in the near term.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Big Chunk and Redwall, from the date of acquisition, February 5, 2004 and August 31, 2007, respectively. All significant intercompany accounts and transactions have been eliminated upon consolidation.

F-19

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 2 – Summary of significant accounting policies - continued

Cash and cash equivalents

We consider cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. We maintain our cash in bank deposit accounts which, for periods of time, may exceed federally insured limits. At January 31, 2011 and 2010, we had cash in bank deposit accounts that exceeded federally insured limits of $751,000 and $0, respectively.

Mineral claim costs

Mineral claim costs of carrying, retaining and developing properties are charged to expense in the period incurred in our geological and geophysical costs.

Property and equipment

Property and equipment is stated at cost. We capitalize all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment is reviewed periodically for impairment. The estimated useful lives range from 2 to 7 years.

Convertible promissory notes

We report convertible promissory notes as liabilities at their carrying value less unamortized discounts, which approximates fair value. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. When convertible promissory notes are converted into shares of our common stock in accordance with the debt’s terms, no gain or loss is recognized. We account for inducements to convert as an expense in the period incurred, included in debt conversion expense.

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value. For common stock purchase warrants reported as a derivative liability, as well as new and modified warrants reported as equity, we utilize the Black-Scholes valuation method in order to estimate fair market value.

Accounting for the impairment of long-lived assets and long-lived assets to be disposed of

We review property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Environmental expenditures

Our operations have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. The likelihood of new regulations and their overall effect upon us are not predictable. We provide for any reclamation costs in accordance with the accounting standards codification section 360-35. It is management’s opinion that we are not currently exposed to significant environmental and reclamation liabilities and has recorded no reserve for environmental and reclamation expenditures at January 31, 2011 and 2010.

F-20

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 2 – Summary of significant accounting policies - continued

Fair Value of Financial Assets and Liabilities:

The Company measures and discloses certain financial assets and liabilities at fair value. Authoritative guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Authoritative guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Income taxes

Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess. Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of operations. With few exceptions, we are no longer subject to U.S. federal, state and local examinations by tax authorities for years before 2009.

Net loss per share

Basic net loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. The calculation of basic loss per share gives retroactive effect to an eight for one forward stock split on January 6, 2004 which resulted in 20,000,000 common shares outstanding. The calculation of basic loss per share gives retroactive effect to a one for four reverse stock split on September 1, 2009 which resulted in 67,261,764 common shares outstanding. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock that are not anti-dilutive. At January 31, 2011 and 2010, there were 204,639,535 and 62,260,338, respectively, potentially dilutive instruments outstanding. Additionally, at January 31, 2011 and 2010 if settlement of the Convertible Promissory Notes were completed by the issuance of common shares there would be 83,846,926 and 2,021,513,000 additional shares, respectively. At January 31, 2011 and 2010 there are 1,250,000,000 common shares authorized. These instruments were not included in the determination of diluted loss per share as their effect was anti-dilutive.

Recently issued accounting standards

With the exception of those discussed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the twelve months ended January 31, 2011, that are of significance, or potential significance, to us.

In January 2010, the FASB issued Accounting Standards Update 2010-06 (“ASU 2010-06”) on improving disclosure of fair value measurements. This guidance is effective for fiscal years beginning after December 15, 2009 except for disclosures about purchases, sales, issuances, and settlements in the roll forward of activity of Level 3 fair value measurements which is effective for fiscal years beginning after December 15, 2010. This guidance did not have a material impact on our financial position and results of operations.

F-21

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 3– Mineral claims

At January 31, 2011 the Company held a 100% interest in 431 standard Federal lode mining claims on the Colorado Plateau Province of Northern Arizona (the “North Pipes Claims”).

At January 31, 2011 the Company held an option to explore 59 standard Federal lode mining claims located at the East Silver Bell and Tombstone region of Arizona. The mineral claims are owned by JABA US Inc, an Arizona Corporation in which two directors of the Company are owners.

At January 31, 2011 the Company held a 100% interest in 612 Alaska State mining claims in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet, approximately 200 miles southwest of the city of Anchorage, Alaska (the “Big Chunk Claims”).

At January 31, 2011 the Company held a 100% interest in 56 Alaska State mining claims in the Iliamna region of Southwestern Alaska, located on the north side of the Cook Inlet approximately 60 miles north of Lake Iliamna (the “Bonanza Hills Claims”).

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. The Company has investigated titles to all its mineral properties and, to the best of its knowledge, titles to all properties are in good standing as of January 31, 2011.

NOTE 4 – Property and equipment

The balances of our major classes of depreciable assets are:

	January 31, 2011	January 31, 2010
Geology equipment	$327,105	$315,805
Drilling equipment	-	459,297
Vehicles and transportation equipment	50,180	122,655
Office furniture and equipment	74,572	68,425
	451,857	966,182
Less accumulated depreciation and amortization	(288,706)	(556,551)
	$163,151	$409,631

NOTE 5 – Long-term debt

Note payable to Ford Credit payable in monthly installments of $544 including interest at a fixed rate of 9.49% through maturity in February 2016. Principal balance at January 31, 2011 and 2010 is $25,787 and $0, respectively. Carrying amount of a vehicle that serves as collateral is $36,966 and $0 at January 31, 2011 and 2010, respectively.

Notes payable to Chase Bank payable in aggregate monthly installments of $1,302 including interest at fixed rates of 8.9% maturing at various dates through February 2013, secured by liens on vehicles. Principal balances at January 31, 2011 and 2010 are $0 and $37,742, respectively. Carrying amount of vehicles that serve as collateral is $0 and $27,923 at January 31, 2011 and 2010, respectively.

Note payable to Atlas Copco payable in monthly installments of $5,436 including interest at a fixed rate of 9% through maturity in September 2010, secured by a lien on equipment. Principal balance at January 31, 2011 and 2010 is $0 and $80,889, respectively. Carrying amount of equipment that serves as collateral is $0 and $220,445 at January 31, 2011 and 2010, respectively.

The following is a summary of the principal maturities of long-term debt during the next five years:

For the twelve months ended January 31,

2012	$3,763
2013	4,631
2014	5,090
2015	5,594
2016	6,149
Thereafter	560
25,787
Less current maturities	(3,763)
$22,024

F-22

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 6 – Convertible promissory notes

We issue convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933. The convertible notes issued in May 2007, August 2008, May 2009 and August 2009 were paid in full on July 15, 2010. Principal balance of these notes at January 31, 2010 was $3,004,772.

On July 15, 2010 we issued a secured convertible promissory note to Northern Dynasty Minerals Ltd (“Northern Dynasty”). The original advanced amount is $4,000,000 and bears interest at a rate of 10% per annum compounded monthly. On August 17, 2010 we transferred 95 of our Alaska State mineral claims to Northern Dynasty for consideration of $1,000,000 of the original advanced amount under the secured convertible promissory note. No interest accrued on the $1,000,000 of the original advanced amount.

As part of the transaction noted above, subject to negotiating and signing a definitive earn-in option and joint venture agreement, Northern Dynasty can earn a 60% interest in our Big Chunk and Bonanza Hills projects in Alaska (the “Joint Venture Claims”) by spending $10,000,000 on those properties over six years. The borrowings from Northern Dynasty may be applied as part of Northern Dynasty’s earn-in requirements. Northern Dynasty’s minimum annual expenditures under the earn-in would be the minimum level necessary to keep the Joint Venture Claims in good standing. Northern Dynasty may elect to abandon the earn-in at any time on 30 days’ notice, so long as sufficient annual labor is performed, or a cash payment in lieu of labor is made, in order to fulfill the annual labor requirements for the Joint Venture Claims for a minimum of 12 months after termination of the earn-in.

The Loan is a secured convertible loan, secured against substantially all of our company’s assets. The Loan is due for repayment 45 days after the earlier to occur of: (i) Northern Dynasty’s completion of its earn-in to the Joint Venture Claims unless it has elected to deem the entire outstanding balance of the Loan (including interest thereon) to be part of the earn-in expenditure requirements and (ii) termination of Northern Dynasty’s earn-in right by voluntary abandonment provided that $1,000,000 in expenditures has been made; or (iii) termination of Northern Dynasty’s earn-in right on account of a superior third party joint venture offer.

Provided a minimum of $1,000,000 has been expended by Northern Dynasty on earn in expenses, the Loan will be convertible until repaid or deemed repaid, into common shares of our company at the 5 day volume weighted average trading price immediately prior to Northern Dynasty giving a notice of conversion less the maximum allowable discount applicable as if our shares were listed on the TSX Venture Exchange. At January 31, 2011 Northern Dynasty has not yet expended the $1,000,000 earn in expenses.

The Loan may be pre-paid by our company without penalty at any time on 10 days prior notice during which time Northern Dynasty’s conversion rights are unaffected.

If settlement of all of the Convertible Notes occurred on January 31, 2011 we would have been obligated to pay $3,000,000 in principal and $164,383 of accrued interest. If the settlement were completed by the issuance of common shares the conversion price at January 31, 2011 would have been $0.03774 per share for a total of 83,846,926 shares required to convert the note.

We have classified the entire amount as a current liability as the joint venture agreement has not been finalized at January 31, 2011 and as a result the note can be called by Northern Dynasty.

NOTE 7 – Common stock

The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

As of January 31, 2011, there were 108,475,660 whole share purchase warrants outstanding and exercisable. The warrants have a weighted average remaining life of 3.56 years and a weighted average exercise price of $0.04 per whole warrant for one common share. Whole share purchase warrants outstanding at January 31, 2011 are as follows:

F-23

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 7 – Common stock – continued

	Number of whole share	Weighted average exercise
	purchase warrants	price per share
Outstanding, January 31, 2009	2,262,763	$1.59
Issued	58,917,700	0.02

Outstanding, January 31, 2010	61,180,463	$0.08
Issued	188,589,884	0.02
Exercised	(140,808,847)	0.002
Expired	(485,840)	6.00

Outstanding, January 31, 2011	108,475,660	$0.04
Exercisable, January 31, 2011	108,475,660	$0.04

On September 15, 2010 we issued 22,098,601 common stock purchase warrants exercisable at $0.10 through September 15, 2013 pursuant to a settlement agreement with two of our warrant holders. We also amended the August 2009 common stock purchase warrants for the same two warrant holders pursuant to a settlement agreement. The warrants were increased by 110,493,005 warrants and the exercise price was reduced from $0.02 per common share to $0.002 per common share. On October 15, 2010 we amended the August 2009 common stock purchase warrants for two additional warrant holders pursuant to a settlement agreement. The warrants were increased by 24,219,794 warrants and the exercise price was reduced from $0.02 per common share to $0.002 per common share. We recognized settlement expense of $13,241,020 related to these settlement agreements which is reported under settlement expense on our financial statements. We estimated the fair value of the amended warrants and the new warrants using the Black-Scholes valuation model. We used the following assumptions to estimate the fair value of stock purchase warrants issued and amended pursuant to the settlement agreements:

Warrant Issuance & Amendment	Expected volatility	Expected dividend yield	Expected term	Risk-free interest rate
September 15, 2010	90%	0%	4.9 years	1.46%
October 15, 2010	90%	0%	4.9 years	1.20%

During the year ended January 31, 2011 investors exercised 140,808,847 common stock purchase warrants using the cashless exercise provision of the August 2009 common stock purchase warrants. The cashless exercise provision allows the investor, if the fair market value of one share of common stock is greater than the exercise price, to elect to receive shares equal to the value of the warrant less a portion of the warrant that is cancelled using a specific formula. We issued 135,848,741 shares of common stock and cancelled 4,960,106 common stock purchase warrants pursuant to the cashless exercise provision. No cash proceeds were received.

We issued 187,127,678 shares of common stock as repayment of $227,455 principal portion and $47,522 interest portion of the monthly payments on the May 2007, August 2008, May 2009 and August 2009 convertible notes.

On October 20, 2010, we sold 25,000,000 units at a price of $0.04 per unit to one investor for net proceeds of $999,980. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.056 until October 20, 2013. The securities were issued to an accredited investor pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D.

On November 12, 2010, we sold 5,465,114 units at a price of $0.0429 per unit to investors for net proceeds of $234,701. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.06 until November 12, 2013. The securities were issued to accredited investors pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D.

On January 12, 2011, we sold 1,313,370 units at a price of $0.038 per unit to one investor for net proceeds of $50,000. Each unit consisted of one common share of our company and one non-transferable common stock purchase warrant. Each common stock purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.06 until January 12, 2014. The securities were issued to an accredited investor pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D.

F-24

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 8 – Share-based compensation

The 2010 Stock Option Plan was approved and adopted by the Board of Directors on August 10, 2010. The plan allows for up to 95,500,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2007 Stock Option Plan was approved and adopted by the Board of Directors on December 10, 2007. The plan allows for up to 2,500,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2004 Stock Option Plan was approved and adopted by the Board of Directors on December 27, 2004. The plan allows for up to 962,500 shares to be granted to key employees and non-employee consultants after specific objectives are met. Employees can receive incentive stock options and non-qualified stock options while non-employee consultants can receive only non-qualified stock options. The options granted vest under various provisions using graded vesting, not to exceed four years. The options granted have a term not to exceed ten years from the date of grant or five years for options granted to more than 10% stockholders. The option price set by the Plan Administration shall not be less than the fair market value per share of the common stock on the grant date or 110% of the fair market value per share of the common stock on the grant date for options granted to greater than 10% stockholders. There are no options remaining available for grant under the 2010 Stock Option Plan at January 31, 2011 and 2010. Options remaining available for grant under the 2007 Stock Option Plan at January 31, 2011 and 2010 are 2,287,500 and 2,056,250, respectively. Options remaining available for grant under the 2004 Stock Option Plan at January 31, 2011 and 2010 are 511,125 and 326,375, respectively.

On August 10, 2010 we granted incentive stock options and non-qualified stock options to certain of our directors, officers, employees and consultants to purchase an aggregate of 95,500,000 shares of our common stock at an exercise price of $0.038 per share for a term expiring on August 10, 2015. The options were fully vested upon granting.

The following tables summarize the Company’s stock option activity during the year ended January 31, 2011.

Incentive stock options to employees outstanding at January 31, 2011 are as follows:

			Weighted
			average
		Weighted average	remaining life	Aggregate
	Number of options	exercise price	(years)	intrinsic value
Outstanding, January 31, 2010	632,625	$2.26
Granted	95,000,000	0.038
Vested, Cancelled	(247,250)	1.93

Outstanding and exercisable,
January 31, 2011	95,385,375	$0.048	4.53	$-

Non-qualified stock options to non-employee consultants outstanding at January 31, 2011 are as follows:

			Weighted
		Weighted	average
		average exercise	remaining life	Aggregate
	Number of options	price	(years)	intrinsic value
Outstanding, January 31, 2010	447,250	$3.29
Granted	500,000	0.038
Expired	(62,500)	1.80
Vested, Cancelled	(106,250)	0.88

Outstanding and exercisable, January 31, 2011	778,500	$1.65	4.73	$-

The aggregate intrinsic value is calculated based on the January 31, 2011 stock price of $0.03612 per share.

As of January 31, 2011 there were no nonvested stock options. During the year ended January 31, 2011 the stock options granted were immediately fully vested. The weighted average grant date fair value of options vested during the year ended January 31, 2011 was $0.0265. The Company estimates the fair value of option awards on the grant date using the Black-Scholes valuation model. The Company uses historical volatility, disregarding identifiable periods of time in which share price was extraordinarily volatile due to certain events that are not expected to recur during the expected term, as its method to estimate expected volatility. The Company used the following assumptions to estimate the fair value of stock option grants:

F-25

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 8 – Share-based compensation – continued

		Expected dividend		Risk-free interest
Grant date	Expected volatility	yield	Expected term	rate	Forfeiture rate
August 10, 2010	90%	0%	5 years	1.46%	0%

The weighted average grant date fair value of the options granted during the year ended January 31, 2011 was $0.0265 per option. There were no options exercised during the year ended January 31, 2011.

Share-based compensation expense is reported in our statement of operations as follows:

			From inception
			(August 20, 2001) to
	January 31, 2011	January 31, 2010	January 31, 2011
Geological and geophysical costs	$1,391,250	$-	$2,537,298
Salaries and benefits	1,126,250	-	1,789,285
Investor relations	13,250	-	65,750

	$2,530,750	$-	$4,392,333

At January 31, 2011 there is no unrecognized share-based compensation for all share-based awards outstanding.

NOTE 9 – Income taxes

As of January 31 the Company’s deferred tax asset is as follows:

	January 31, 2011	January 31, 2010
Net operating loss carryforwards	$8,484,000	$8,560,000
Temporary book and tax depreciation differences	(1,000)	(15,000)
Temporary accrued expense differences	60,000	61,000
Temporary non-qualified stock option expense differences	307,000	332,000
Less valuation allowance	(8,850,000)	(8,938,000)
	$-	-

Management has elected to provide a deferred tax asset valuation allowance equal to the potential benefit due to the Company’s history of losses. If the Company demonstrates the ability to generate taxable income, management will re-evaluate the allowance. The change in the valuation allowance of $(88,000) and $925,000 in the years ended January 31, 2011 and 2010 primarily represents the benefit of the change in net operating loss carry-forwards during the period.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses is a 50% change in ownership occurs over a three year period. Such limitation of the net operating losses may have occurred but the Company has not analyzed it at this time as the deferred tax asset is fully reserved. The Company has federal and state net operating loss carry-forwards that are available to offset future taxable income. The schedule below shows the amounts and expiration dates for the net operating loss carry-forwards.

	January 31, 2011	January 31, 2010
Federal net operating loss carry-forwards:
Expiring January 31, 2025	$313,895	$313,895
Expiring January 31, 2026	2,785,529	2,785,529
Expiring January 31, 2027	4,652,642	4,652,642
Expiring January 31, 2028	3,285,552	3,285,552
Expiring January 31, 2029	5,314,524	5,314,524
Expiring January 31, 2030	3,639,090	3,639,090
Expiring January 31, 2031	2,551,567	2,551,567
Expiring January 31, 2032	357,144	-

Total Federal net operating loss carry-forwards	$22,899,943	$22,542,799

F-26

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 9 – Income taxes – continued

Arizona net operating loss carry-forwards:
Expiring January 31, 2011	$-	$4,652,642
Expiring January 31, 2012	3,047,057	3,047,057
Expiring January 31, 2013	5,510,233	5,510,233
Expiring January 31, 2014	3,639,611	3,639,611
Expiring January 31, 2015	2,551,517	2,551,517
Expiring January 31, 2016	357,094	-

Total Arizona net operating loss carry-forwards	$15,105,512	$19,401,060

A reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 34% for the years ended January 31, 2011 and 2010 is as follows:

	January 31, 2011	January 31, 2010

Income tax benefit at federal statutory rate	$(6,281,000)	$(878,000)
State income tax benefit, net of effect on federal taxes	(1,391,000)	(197,000)
Permanent differences and other (federal)	6,082,000	(37,000)
Permanent differences and other (state)	1,678,000	187,000
Increase (decrease) in valuation allowance	(88,000)	925,000

Income tax expenses (benefit)	$-	$-

NOTE 10 – Related party transactions

The Company entered into the following transactions with related parties during the year ended January 31, 2011:

Paid or accrued $5,888 in rent. We rented an office from Jim Briscoe, our President and CEO, on a month-to-month basis for $459 per month through July 2010 and $522 per month beginning in August 2010.

We sold a trailer to Jim Briscoe, our President and CEO, for $3,000 and purchased a vehicle from Jim Briscoe for $11,000.

Accrued $93,700 of unpaid wages to Jim Briscoe, our President and CEO.

We included $3,165 in accounts payable to Larry Liang and Eddie Othon for expense reimbursements for travel that occurred before January 31, 2011. Mr. Liang is our Executive Vice President and Director. Mr. Othon is our Vice President of Global Business Development and Director.

We recognized $2,451,250 of compensation expense for stock options granted to officers and directors of our company.

The Company entered into the following transactions with related parties during the year ended January 31, 2010:

Paid or accrued $5,512 in rent. We rented an office from an officer on a month-to-month basis for $459 per month.

Accrued $99,500 of unpaid wages to Jim Briscoe, our President and CEO.

NOTE 11 – Commitments

The Company is required to perform annual assessment work in order to maintain the Big Chunk and Bonanza Hills Alaska State mining claims. If annual assessment work is not performed the Company must pay the assessment amount in cash in order to maintain the claims. Completion of annual assessment work in the amount of $400 per ¼ section (160 acre) claim or $100 per ¼ -¼ section (40 acre) claim extends the claims for a one-year period from the staking of claims. Assessment work performed in excess of the required amount may be carried forward for up to four years to satisfy future obligations. The Company estimates that the required annual assessments to maintain the claims will be approximately $260,600. We have been informed by Northern Dynasty Minerals Inc. that sufficient funds have been expended by them to maintain the claims until August 31, 2011 (unaudited).

F-27

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 11 – Commitments – continued

The annual state rentals for the Big Chunk and Bonanza Hills Alaska State mining claims vary from $70 to $280 per mineral claim. The rental period begins at noon September 1st through the following September 1st and annual rental payments are due on November 30th of each year. The estimated state rentals due by November 30, 2011 for the period from September 1, 2011 through September 1, 2012 are $174,580. Alaska State production royalty is three percent of net income. State law prescribes that after a 3.5 -year exemption from state taxes a metal mine is liable for a 15% state licensing tax on net income from the mine.

The Company is required to pay annual rentals for its Federal lode mining claims for the North Pipes project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $140 per claim. The estimated rentals due by September 1, 2011 for the period from September 1, 2011 through September 1, 2012 are $60,340.

In December 2010 we entered into a 12 month non-cancellable operating lease for office space. The lease calls for monthly payments of rent plus sales tax of $2,280. We have the option to extend the lease for one additional twelve month term at current market rates. We recognized rent expense of $3,089 during the year ended January 31, 2011 pursuant to this lease. Future minimum lease payments pursuant to this lease total $24,269 payable during the fiscal year ending January 31, 2012.

NOTE 12 – Supplemental disclosures with respect to cash flows

The significant non-cash investing and financing transactions for the twelve month period ended January 31, 2011 were as follows:

We issued 187,127,678 shares of common stock as repayment of $227,455 principal portion and $47,522 interest portion of the monthly payments on the convertible notes.

We issued $4,000,000 secured convertible promissory note to Northern Dynasty in exchange for $466,217 cash received and payoff of principal and interest on the May 2007, August 2008, May 2009 and August 2009 secured convertible promissory notes totaling $3,533,783.

We issued 22,098,601 common stock purchase warrants exercisable at $0.10 through September 15, 2013 pursuant to a settlement agreement with two of our warrant holders. We also amended the August 2009 common stock purchase warrants for four of our warrant holders pursuant to a settlement agreement. The warrants were increased by 134,712,799 warrants and the exercise price was reduced from $0.02 per common share to $0.002 per common share. The company recognized settlement expense of $13,241,020 related to these settlement agreements which is reported under settlement expense on our financial statements.

We issued 135,848,741 shares of common stock upon exercise of common stock purchase warrants for no cash proceeds as all exercises were completed pursuant to the cashless exercise provisions of the August 2009 common stock purchase warrants.

We recognized a $3,730,810 loss on the change in warrant liability fair value.

We recognized $2,530,750 of compensation expense related to the granting of 95,500,000 incentive and non-qualified stock options to officers, employees and consultants.

We transferred 95 of our mineral claims in the state of Alaska to Northern Dynasty in exchange for a $1,000,000 reduction of the principal of our secured convertible promissory note.

We purchased a vehicle with a long-term note payable of $25,787.

The significant non-cash investing and financing transactions for the twelve month period ended January 31, 2010 were as follows:

We issued 199,170,302 shares of common stock as repayment of $513,685 principal portion and $91,968 interest portion of the monthly payments on the convertible notes.

We issued 58,917,700 detachable common stock purchase warrants to the investors who purchased the August 2009 convertible notes recorded at fair value as a discount on convertible promissory notes of $38,349.

Deferred financing charges of $42,437 were deducted from the proceeds we received on the sale of August 2009 Convertible Notes.

We recorded $330,366 of discounts on convertible promissory notes for beneficial conversion features.

F-28

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

NOTE 13 – Segment information

The Company's operations were conducted in one reportable segment, being the acquisition and exploration of mineral claims, in the United States of America.

NOTE 14 – Fair value of financial instruments

Our financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, convertible notes payable, notes payable, and warrant liability. It is management's opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values. Gains and losses recognized on changes in fair value of financial instruments are reported in other income (expense) as gain (loss) on change in fair value. We estimate the fair value of level 3 inputs using the Black-Scholes valuation model. We use historical volatility as its method to estimate expected volatility. At January 31, 2011 we had no financial instruments outstanding that were estimated using level 1, level 2 or level 3 inputs.

Fair value measurements using significant
unobservable inputs (Level 3):
Description	Warrant liability
Beginning balance, January 31, 2010	$30,422
Total (gains) or losses	3,700,389
Purchases, issuances and settlements	10,238,696
Transfers in or out of Level 3	(13,969,507)
Ending balance, January 31, 2011	$-

We used the following assumptions to estimate the fair value of the warrant liability during the year ended January 31, 2011:

Expected volatility	Expected dividend yield	Expected term	Risk-free interest rate
90%	0%	0.54 to 4.9 years	0.25% to 1.46%

NOTE 15 – Litigation

We currently have no pending or threatened litigation at January 31, 2011 that is deemed material by the Company. During the year ended January 31, 2011 we settled three litigation actions against us.

Wintrode Settlement:

On January 26, 2010 we were named in a lawsuit filed with the clerk of the Superior Court of Arizona in the County of Pima by our former landlord B&D Ventures LLC. The former landlord was seeking to obtain damages in the amount of $48,909 from our termination of our lease obligation before the end of the lease term. We vacated the premises in January 2009 and the lease end date was November 30, 2010. On May 13, 2010 a judgment was issued in this case in favor of B&D Ventures LLC for $48,909 plus interest accruing at 10% until paid. On November 12, 2010 we settled the outstanding balance with B&D Ventures for a payment of $25,000 and we have been released from all other liability related to this judgment.

Alpha and Platinum Settlement:

On August 26, 2010, Platinum Long Term Growth VI LLC (“Platinum”) and Alpha Capital Anstalt (“Alpha”), two former lenders of the Company (the “Plaintiffs”), filed lawsuit in the United States District Court, Southern District of New York, against Liberty Star and James Briscoe, our President and CEO. The Plaintiffs sought to require Liberty Star to honor outstanding warrants held by the Plaintiffs at an exercise price of $0.002 (two tenths of one cent) per share and to issue to the Plaintiffs ten times the number of warrants that Liberty Star had on record, or in the alternative monetary damages. The claim was based on a provision in the warrant agreements that would permit a “ratchet down” of price and a multiplication of number of warrants in the event of certain share issuances by Liberty Star.

The Plaintiffs claimed that Platinum was entitled to 201,053,015 warrants and that Alpha was entitled to 240,919,010 warrants all exercisable at $0.002 per share. These warrants all contained a cashless exercise feature, permitting issuance of shares without payment of any cash to the company. The Plaintiffs also claimed monetary damages for non-compliance with what they claimed were the terms of the warrants, costs and attorney fees incurred in the action.

F-29

LIBERTY STAR URANIUM & METALS CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued

NOTE 15 – Litigation – continued

On September 15, 2010 we entered into a settlement agreement with Platinum and Alpha whereby we agreed to amend the warrants issued to Platinum and Alpha on August 14, 2009 as follows: Platinum’s warrant was increased to 70,368,557 common stock purchase warrants exercisable at $0.002 per common share until August 14, 2015. Alpha’s warrant was increased to 84,321,650 common stock purchase warrants exercisable at $0.002 per common share until August 14, 2015. These warrants may still be exercised using a cashless exercise feature, however, the holders of the warrants are not permitted to own or have beneficial ownership in excess of 4.99% of our outstanding common stock.

In addition to the amendment of the August 14, 2009 warrants, we agreed to issue to Platinum and Alpha common stock purchase warrants of 10,052,651 and 12,045,950, respectively, exercisable at $0.10 per common share expiring three years from the date of issuance with no cashless exercise provision.

We also agreed that the warrants issued to Platinum and Alpha in May 2007 will be modified so as not to permit the holders to own or have beneficial ownership in excess of 4.99% of our outstanding common stock.

Harborview and Brio Settlement:

On October 15, 2010 we settled a threatened lawsuit by two of our August 2009 common stock purchase warrant holders Harborview Master Fund LP (“Harborview”) and Brio Capital LP (“Brio”). These two warrant holders were seeking to require Liberty Star to honor outstanding warrants at an exercise price of $0.002 (two tenths of one cent) per share and to issue to them 10 times the number of warrants that Liberty Star had on record. The claim was based on a provision in the warrant agreements that would permit a “ratchet down” of price and a multiplication of number of warrants in the event of certain share issuances by Liberty Star. We agreed to amend the warrants issued to Harborview and Brio on August 14, 2009 as follows: Harborview’s warrant was increased to 23,054,100 common stock purchase warrants exercisable at $0.002 per common share. Brio’s warrant was increased to 13,275,591 common stock purchase warrants exercisable at $0.002 per common share. Pursuant to the settlement, these warrants were immediately exercised using the cashless exercise provision and we issued 22,293,234 common shares to Harborview and 12,837,452 common shares to Brio.

NOTE 16 – Going concern

The Company is in the exploration stage, has incurred losses from operations, requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, the Company's auditors have expressed an uncertainty about the Company's ability to continue as a going concern in their opinion attached to our audited financial statements for the fiscal year ended January 31, 2011.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings or joint venture agreements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.